Filed Pursuant to Rule 424(b)(5)
Registration No. 333-162143

Prospectus Supplement

(To Prospectus Dated October 13, 2009)

25,000,000 Shares

Common Stock

We are offering 25,000,000 shares of our common stock, par value $1.00 per share. Our common stock is listed on the NASDAQ Global Select Market under the symbol “SNBC.” On March 16, 2011, the last reported sales price of our common stock was $3.28 per share.

The shares of our common stock are not deposits, savings accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in our common stock involves risks. Please carefully read the “Risk Factors” beginning on page S-14 of this prospectus supplement for a discussion of certain factors that you should consider before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price(1)	$3.00	$73,492,742
Underwriting discount(1)	$0.15	$2,242,742
Proceeds, before expenses, to us	$2.85	$71,250,000

(1) We have directed the underwriters to reserve up to 10,048,390 shares of our common stock in this offering for sale to certain of our current shareholders pursuant to the exercise of contractual gross-up rights we previously granted to those shareholders. The underwriters will not receive any underwriting discount or commission with respect to such shares. The shares will be sold to these shareholders at a per share price of $2.85, which represents the public offering price of $3.00 less the underwriting discount of $0.15.

The underwriters may also purchase up to an additional 3,750,000 shares of our common stock within 30 days of the date of this prospectus supplement to cover over-allotments, if any.

The underwriters expect to deliver the common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about March 22, 2011.

Keefe, Bruyette & Woods

Janney Montgomery Scott	Sandler O’Neill + Partners, L.P. Sterne Agee

The date of this prospectus supplement is March 17, 2011.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters, and also updates and adds to the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us, our common stock and other securities that we may offer from time to time, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” Generally, when we refer to this “prospectus” we mean this prospectus supplement together with the accompanying prospectus.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free-writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of each document regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein, you should rely on the information in the document with the latest date.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, unless otherwise expressly stated or the context otherwise requires, the terms “we,” “us,” “the Company,” “Sun” and “our” refer to Sun Bancorp, Inc. and its subsidiaries on a combined basis. References to “Sun Bank” or the “Bank” refer to Sun National Bank, which is our principal subsidiary. Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that the option to purchase additional shares granted to the underwriters is not exercised in whole or in part.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We are including this statement for the purpose of invoking those safe harbor provisions. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements may include, among other things:

•	statements and assumptions relating to financial performance;

•	statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

•	statements relating to our business and growth strategies and our regulatory capital levels;

•	statements relating to potential sales of our criticized and classified assets; and

•	any other statements, projections or assumptions that are not historical facts.

Actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, some of which are beyond our control, as well as the assumptions underlying the statements, including, among others, the following factors:

•	the strength of the United States economy in general and the strength of the local economies in which we conduct operations;

•	market volatility;

S-i

•	the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs;

•	the overall quality of the composition of our loan and securities portfolios;

•	the market for the criticized and classified assets that we may sell;

•

legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and impending regulations, changes in banking, securities and tax laws and regulations and their application by our regulators and changes in the scope and cost of Federal Deposit Insurance Corporation (“FDIC”) insurance and other coverages;

•	the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”);

•	inflation, interest rate, market and monetary fluctuations;

•	fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas;

•

the effect of and our compliance with the terms of the Agreement by and between the Bank and the Office of the Comptroller of the Currency (the “OCC”) dated April 15, 2010 (the “OCC Agreement”), as well as compliance with the individual minimum capital ratios established for the Bank by the OCC;

•

the results of examinations of us by the Federal Reserve and of the Bank by the OCC, including the possibility that the OCC may, among other things, require the Bank to increase its allowance for loan losses or to write-down assets;

•	our ability to control operating costs and expenses;

•	our ability to manage delinquency rates;

•	our ability to retain key members of our senior management team;

•	the costs of litigation, including settlements and judgments;

•	the increased competitive pressures among financial services companies;

•

the timely development of and acceptance of new products and services and the perceived overall value of these products and services by businesses and consumers, including the features, pricing and quality compared to our competitors’ products and services;

•	technological changes;

•	acquisitions;

•	changes in consumer and business spending, borrowing and saving habits and demand for financial services in our market area;

•	adverse changes in securities markets;

•	the inability of key third-party providers to perform their obligations to us;

•

changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board;

•	war or terrorist activities;

•

other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and our other filings with the Securities and Exchange Commission (“SEC”); and

•	our success at managing the risks involved in the foregoing.

Some of these and other factors are discussed in the “Risk Factors” section and elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein or therein. The development of any or all of these factors could have an adverse impact on our financial position and results of operations.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference herein or therein might not occur, and you should not put undue reliance on any forward-looking statements.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision. To understand this offering fully, you should carefully read this entire prospectus supplement, including the “Risk Factors” section, the accompanying prospectus and the documents incorporated by reference herein or therein, including our consolidated financial statements and the related notes included in our filings with the SEC. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

Overview

We are a bank holding company headquartered in Vineland, New Jersey with a regional headquarters in Mt. Laurel, New Jersey. Our principal business is to serve as a holding company for Sun National Bank (the “Bank”), which is our principal subsidiary. We are currently the second largest commercial bank headquartered in New Jersey by deposits and the 14th largest bank or thrift taking deposits in New Jersey. As a registered bank holding company, we are subject to the supervision and regulation of the Federal Reserve. At December 31, 2010, we had total assets of $3.42 billion, total deposits of $2.94 billion and total shareholders’ equity of $268.2 million. At December 31, 2010, we had 625 full-time and 71 part-time employees operating from 66 locations throughout New Jersey, including 56 full-service and drive-thru community banking centers, 6 commercial lending centers, 2 mortgage production offices for our mortgage subsidiary, Sun Home Loans, Inc., and our 2 corporate offices.

Through the Bank, we provide a comprehensive array of commercial and consumer banking services, including internet and mobile banking services. Our lending services to businesses include term loans and lines of credit, mortgage loans, construction loans and equipment leasing. We are a Preferred Lender with both the Small Business Administration (“SBA”) and the New Jersey Economic Development Authority. Our commercial deposit services include business checking accounts and cash management services such as electronic banking, sweep accounts, lockbox services, internet banking, remote deposit and controlled disbursement services. Our lending services to consumers include residential mortgage loans, residential construction loans, second mortgage loans, home equity loans and installment loans. Our consumer deposit services include checking accounts, savings accounts, money market deposits, certificates of deposit and individual retirement accounts. In addition, we offer mutual funds, securities brokerage, annuities and investment advisory services.

Market Area

Our corporate headquarters is located in Vineland, New Jersey, approximately 30 miles southeast of Philadelphia, Pennsylvania and 37 miles west of Atlantic City, New Jersey. We also maintain a regional headquarters in Mt. Laurel, New Jersey, which is located in close proximity to both the New Jersey Turnpike and Interstate 295, two major thoroughfares that provide convenient access to both the southern and northern regions of New Jersey.

We primarily serve businesses and consumers in New Jersey, with our deposit-gathering base and lending area concentrated in the communities surrounding our offices in New Jersey. Approximately 41% of our loan balances are from borrowers located in northern New Jersey, 47% from borrowers located in southern New Jersey and the remainder from borrowers located out of state. From a deposit perspective, 65% of our deposits are located in southern New Jersey, 29% are located in northern New Jersey and the remainder are located out of state. We believe our market is attractive and has strong growth potential based on key economic indicators. For instance, based on statistics published by SNL Financial and the US Census Bureau, New Jersey has the highest median household income and the third highest per capita income in the nation and ranks in the top ten states in terms of projected income growth. The New Jersey market includes a diverse pool of businesses and industries, representing key opportunities for growth in our specialty businesses and commercial banking products and services. In addition, New Jersey is the most densely populated state in the United States, providing a deep consumer base for growth in our consumer banking products and services. Our market area is also home to many affluent suburbs, catering to commuters who live in New Jersey and work in New York and Philadelphia.

Business Strategy

Given our relative scale, geographic breadth and broad capabilities, our goal is to be the dominant New Jersey-based bank in the markets we serve. We have locations in 14 of New Jersey’s 21 counties and do business in all 21 counties.

We believe that we have a competitive advantage through our ability to provide comprehensive and innovative products and services similar to those of our much larger competitors through a flexible community bank delivery system that is tailored to our different markets.

In our commercial business, we have pursued a relationship-centric business model whereby borrowers are cross-sold cash management and other ancillary products. This enables us to diversify our revenue sources and enhance the “stickiness” of our relationship with borrowers. In our consumer business, we capitalize on New Jersey’s attractive demographics to gather “core” deposits and pursue high quality loans. We actively track retail consumer profitability so that we may retain and attract the most profitable customer segments. We actively track products sold and cross-sells per banker per day. Additionally, each branch has monthly activity and revenue goals that are directly linked to incentive compensation.

We have continued to add to our management team since the arrival of Thomas Geisel as our President and Chief Executive Officer in 2008. This team includes a strong combination of new managers who bring diverse banking backgrounds and an innovative way of thinking and existing managers who understand our history and markets. Our goal is to overlay proven “big bank” experience, structure and key processes to improve our operations and create a strong platform for growth. Key additions to the team include the following:

Name	Position	Joined	Prior Affiliation
Thomas Geisel	President & CEO	2008	KeyCorp
Robert Crowl	Chief Financial Officer	2010	National City
Derek Chauvette	EVP - Director of Wholesale Banking	2010	KeyCorp
Michele Estep	EVP - Chief Administrative Officer	2008	KeyCorp
Steven Greenberg	President – Sun Home Loans	2010	Commerce
John Marshall	Director of Loan Review	2010	Sovereign
Christopher Tonkovich	Director of Special Assets	2010	Sovereign

In addition, to align with our strategy and since the private placement transaction described below, we have restructured and augmented our board of directors. The following are three new additions to our board of directors:

Name	Joined	Other Affiliations
Wilbur L. Ross	2010	Chairman & CEO of WL Ross & Co LLC; director of BankUnited, Inc.
Anthony Coscia	2010	Former Chairman of Port Authority NY/NJ and former Chairman of NJEDA and Obama appointee for the board of Amtrak; former director of Interchange Financial Services
William Marino	2010	Former Chairman, President & CEO of Horizon Blue Cross Blue Shield of New Jersey

Our business strategy is simple and focused on two core elements: financial improvement and growth initiatives.

Financial Improvement.    We are focused on several key initiatives to improve the baseline operating metrics of our organization, including sales productivity, net interest margin management and cost efficiency. In 2009, we launched P.R.I.D.E. (Process Review Initiative to Drive Efficiencies), which is a comprehensive review of all aspects of our operations, including vendor contracts, information technology spending, staffing levels, branch distribution systems and operating processes. We have realized approximately $4.2 million in annual cost savings and revenue enhancements from these initiatives. The P.R.I.D.E. initiative is ongoing and strives to achieve continuous improvement year after year.

In addition, since 2008, we have executed on a franchise optimization strategy that regularly evaluates our retail network both inside and outside of New Jersey, with a focus on density and alignment with our growth strategy discussed below. Since 2008, we have sold our Delaware franchise (6 branches/$100 million in deposits) and consolidated and/or closed an additional eight branches. Our franchise optimization strategy allows us to improve our branch efficiency in our existing markets and to dedicate capital and resources to markets which provide attractive growth and return potential.

We continue to focus on improving our net interest margin through careful management of our funding mix and pricing of loans and deposits. From the first quarter of 2009 to the fourth quarter of 2010, our net interest margin improved from 2.74% to 3.37%. In that time period, we also lowered our mix of time deposits as a percentage of total deposits from 42% to 27% in favor of lower cost interest checking and money market accounts. The inclusion of interest rate floors on our commercial and consumer lending activities, along with strategic administration of deposit pricing, also contributed to the positive trend.

Also, we have focused on accelerating the resolution of criticized and classified assets in an effort to fortify and cleanse our balance sheet. In December 2010, we completed the sale of approximately $87 million of commercial real estate loans, including approximately $68 million of non-performing assets, for a net sales price of $54 million, or approximately 62 cents on the dollar. We recognized a $25.1 million loss in conjunction with this sale. We continue to conduct an extensive review of our portfolio and are currently evaluating other potential sales of criticized and classified assets. In our evaluation process, management analyzes, among other things, factors surrounding the borrower, the borrower’s business operation, the economy and industry specifics. Through this process management has identified between $135 million and $215 million of loans that could meet conditions for an accelerated disposition strategy; however, any potential sale is subject to market forces and conditions. An initial evaluation of these loans indicates a potential sale value of between 44% and 57% of the total balance. A sale of all or a portion of such loans, after accounting for loan loss reserves, could result in a significant loss.

A reduction in the amount of non-performing and criticized and classified assets that we hold would have numerous positive impacts on our on-going financial condition and profitability, including increasing our net interest margin, reducing our overall level of criticized and classified assets, both in total and as a percentage of tier 1 capital plus reserves, reducing the amount of non-interest expense related to special asset resolution, decreasing the risk in our customer derivative book and reallocating management time and resources towards growth activities.

Growth Initiatives.    We have identified several growth initiatives to augment the growth of our business. In 2010, we built a team to launch a health care finance business focused on middle market providers in New Jersey. The recent appointment of William Marino, the former Chairman of Blue Cross Blue Shield of New Jersey, to our board of directors, as well as our recent affiliation with the Medical Society of New Jersey, are critical developments as this business begins its second year. In addition, in late 2009 we acquired a team of asset-based lenders that are focused on the lower middle market, a niche often overlooked by our larger competitors. Further, through Sun Home Loans, we are actively adding non-branch affiliated retail mortgage originators to drive our origination volumes. We have also invested in a new tiered pricing strategy for our home equity products and services with a renewed effort of driving additional volume.

In addition to the organic growth initiatives outlined above, we opportunistically and selectively look at consolidation opportunities within our market. Currently, the New Jersey banking market is highly fragmented, with 101 New Jersey-based banks with assets under approximately $2.0 billion, representing a total of approximately $42 billion in potential asset opportunities.

Lending Activities

General.    Our principal lending activity is the origination of commercial and industrial loans. We also offer home equity loans, residential real estate and second mortgage loans and other consumer loans, including installment loans. Substantially all loans are originated in our primary market area.

Commercial and Industrial Loans.    Our primary lending focus is the origination of commercial and industrial loans, including short- and long-term business loans, lines of credit, mortgage loans on commercial real estate and construction loans to developers and builders.

Our lending to businesses includes the origination of SBA guaranteed term loans and lines of credit. We generally sell the guaranteed portion of each SBA term loan in the secondary market to generate fee income. In fiscal 2010, we recognized a gain of approximately $192,000 from the sale of such loans. We are an SBA Preferred Lender, which permits us to originate SBA loans without requesting the approval of the SBA prior to closing the loan.

The trend of our lending continues to reflect the geographic and borrower diversification of our commercial loan portfolio. As our marketplace has expanded within New Jersey, commercial lending activities have grown, especially in the central and northern parts of the state.

Many of our commercial and industrial loans have a real estate component as part of the collateral securing the accommodation. Additionally, we make commercial real estate loans for the acquisition, refinance, improvement and construction of real property. At December 31, 2010, commercial and industrial loans secured by commercial real estate properties totaled $1.4 billion, or 55% of our total loan portfolio, of which $713.6 million, or 51.0%, were classified as owner occupied and $685.6 million, or 49.0%, were classified as non-owner occupied. Our management considers these loans to be well diversified across multiple industries.

We also originate residential construction loans. These are short-term loans generally for building 1-to-4 family residential dwellings and are secured by the parcels of land on which the dwellings are to be constructed and any structures in the process of being constructed. Upon completion of construction, these properties are conveyed to third parties and the construction loans are repaid from some form of permanent financing, which may or may not be provided by us.

Home Equity Lines of Credit (“HELOC”).    We originate home equity lines of credit, secured by first or second homes owned or being purchased by the loan applicant. HELOCs are consumer revolving lines of credit. The interest rates charged on such loans can be fixed or floating and are generally related to the prime lending rate. HELOC loans, which are underwritten to reflect the borrower’s ability to pay the full principal and interest, may provide for interest only payments for the first three years with principal payments to begin in the fourth year. A home equity line is typically originated as a twenty-year note that allows the borrower to draw upon the approved line of credit during the same period as the note. We generally permit a loan-to-value ratio in the range up to 75% of the appraised value, less any outstanding mortgage.

Second Mortgage Loans.    We originate second mortgage loans secured by mortgage liens against the borrower’s primary, secondary or investment property. Second mortgage loans are consumer term loans. The interest rate charged on such loans is usually a fixed rate related to our cost of funds and market conditions. These loans typically require fixed payments of principal and interest up to a maximum term of fifteen years. The average second mortgage term is between five and ten years. We generally permit a loan-to-value ratio of up to 75% of the appraised value, less any outstanding mortgages.

Residential Real Estate Loans.    We originate residential mortgages through Sun Home Loans. The majority of these loans are for owner occupied single-family residences and originated with a forward commitment to sell the loan in the secondary market with servicing released. In fiscal 2010, we recognized a gain of $3.6 million from the sale of such loans. The mortgage loans are typically sold with recourse in the event of a default within the first one to six months of origination, depending on the terms with the investor. In addition, Sun Home Loans recently launched a 5/1 jumbo mortgage product that is intended for retention on our balance sheet.

Other Loans.    Included in the category of “Other Loans” are certain small business loans serving businesses with credit needs up to $250,000. These small business loans are generally lines of credit. At December 31, 2010, we had $13.3 million of small business loans. Also included in “Other Loans” are secured and unsecured installment loans to consumers. Secured installment loans are secured by a variety of collateral, such as new and used automobiles, boats and certificates of deposits. At December 31, 2010, we had $12 million of secured and unsecured installment loans.

Credit Risk, Credit Administration and Loan Review

Credit risk represents the possibility that a customer or counterparty may not perform in accordance with contractual terms. We incur credit risk whenever we extend credit to, or enter into other transactions with, customers. The risks associated with extensions of credit include general risk, which is inherent in the lending business, and risk specific to individual borrowers. Our credit administration department is responsible for the overall management of our credit risk and the development, application and enforcement of uniform credit policies and procedures, the principal purpose of which is to minimize such risk. One objective of credit administration is to identify, monitor and report extensions of credit by industry concentration and the type of borrower.

Loan review and other loan monitoring practices provide a means for management to ascertain whether proper credit, underwriting and loan documentation policies, procedures and practices are being followed by our loan officers and are being applied uniformly. A new Director of Loan Review joined the Bank in early 2010 and reports directly to the audit committee of our board of directors. With over 30 years of experience, he significantly enhanced the scope and staffing of our loan review process. Loan review coverage in 2010 included the review of identified high risk segments, watch list exposures, Regulation O exposures and criticized and classified loans greater than $2 million. Loan review exposure coverage for 2010 was approximately $1.6 billion, or approximately 51% of our total outstanding loans and over 60% of our total commercial portfolio.

In addition to loan review, we have several other key portfolio monitoring processes. These include quarterly watch list meetings to review weaker pass rated credits greater than $500,000, monthly credit quality meetings to review all criticized and classified loans and quarterly portfolio stress testing modeling.

A new Director of Special Assets joined the Bank during 2010. With over 20 years of experience, he has significantly enhanced the loan workout process, including the addition of several seasoned workout officers. Our Special Assets department directly manages all classified and troubled debt restructured relationships to ensure appropriate asset disposition plans are in place.

The underpinning of our credit process is a numerical risk rating system. All commercial and small business credit accommodations are assigned a risk rating at the time of initial underwriting by the relationship manager. The risk rating system is well defined and requires quantification of various risk factors related to the borrowers, including financial condition, capacity to pay, abilities of management, position in the market, collateral support and the impact of changing conditions, all based on a 10 to 90 point scale. The various risk categories and definitions are consistent with recommended guidelines utilized by the OCC. Risk rating is a dynamic process and ratings will change as risk factors change. Additionally, we model historic loss components along with qualitative factors adjusted quarterly to develop an appropriate reserve level for the loan portfolio. The risk rating system in conjunction with the historic loss modeling supports management’s methodology for determining the adequacy of the allowance for loan losses.

While management continues to review these and other related functional areas, there can be no assurance that the steps we have taken to date will be sufficient to enable us to identify, measure, monitor and control all credit risk.

TARP Repayment

On January 9, 2009, as part of the Troubled Asset Relief Program Capital Purchase Program (the “TARP CPP”), we entered into a Letter Agreement and Securities Purchase Agreement with the United States Department of the Treasury (“Treasury”), pursuant to which we issued and sold (i) 89,310 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 1,543,376 shares of our common stock (as adjusted to 1,620,545 shares to account for the stock dividend we paid on May 14, 2009), for an aggregate purchase price of $89.3 million. On April 8, 2009, we redeemed all of the outstanding shares of Series A Preferred Stock. On May 27, 2009, we repurchased the Warrant from the Treasury for $2.1 million. We were one of the first financial institutions to withdraw from the TARP CPP.

Private Placement

On July 7, 2010, we entered into securities purchase agreements with WLR SBI AcquisitionCo, LLC, an affiliate of WL Ross & Co. LLC (“WL Ross”), members and affiliates of the Bank’s founding Brown family (the “Brown Family”), certain affiliates of Siguler Guff & Company, LP (the “Siguler Guff Shareholders”) and certain other institutional and accredited investors (the “Other Investors”). On September 22, 2010, we completed the issuance and sale of 4,672,750 shares of our common stock and 88,009 shares of our Mandatorily Convertible Cumulative Non-Voting Perpetual Stock, Series B (the “Series B Preferred Stock”) for net proceeds of $98.5 million. At our Annual Meeting of Shareholders held on November 1, 2010, our shareholders approved an amendment to our Amended and Restated Certificate of Incorporation allowing for the conversion of the 88,009 shares of Series B Preferred Stock into 22,002,250 shares of common stock at a conversion price of $4.00 per share. At December 31, 2010, WL Ross beneficially owned approximately 24.8% of our outstanding common stock, the Brown Family beneficially owned approximately 29.0% of our outstanding common stock and the Siguler Guff Shareholders beneficially owned approximately 9.8% of our outstanding common stock. None of the Other Investors beneficially owned more than 2% of our common stock.

Company Information

Our website address is www.sunnb.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by us with the SEC are available free of charge on our website under the Investor Relations menu. Information on our website should not be treated as part of this prospectus supplement or the accompanying prospectus.

Our headquarters are located at 226 Landis Avenue, Vineland, New Jersey 08360 and our telephone number at that address is (856) 691-7700.

Recent Developments

Preliminary Results at and for the Two Months Ended February 28, 2011

The following tables contain certain information concerning our financial position and results of operations at and for the two months ended February 28, 2011 and at and for the twelve months ended December 31, 2010. The unaudited financial information at and for the two months ended February 28, 2011 has been derived from our unaudited consolidated monthly financial statements for such months prepared for internal management purposes. Such unaudited consolidated financial statements are prepared in accordance with generally accepted accounting principles. However, certain estimates and assumptions utilized in the preparation of the unaudited consolidated financial statements at and for the two months ended February 28, 2011 may differ from those that are utilized in the preparation of the quarter-ended unaudited consolidated financial statements due to differences between our monthly and quarterly close process. The financial information at and for the twelve months ended December 31, 2010 has been derived from our audited consolidated financial statements and related notes included in our 2010 Annual Report on Form 10-K, which is incorporated herein by reference.

Results for the two months ended February 28, 2011 may not be indicative of our results of operations for the quarter ending March 31, 2011 or for the fiscal year ending December 31, 2011.

	At February 28, 2011	At December 31, 2010
	(Unaudited)
	(dollars in thousands)
Selected Financial Condition Data:
Total assets	$3,404,518	$3,417,546
Cash and cash equivalents	250,150	187,226
Loans receivable, net	2,400,969	2,453,457
Investment securities	476,308	493,493
Real estate owned, net	4,439	3,913
Goodwill and intangible assets, net	48,205	48,819
Deposits	2,933,916	2,940,460
Borrowings	118,131	118,092
Shareholders’ equity	268,958	268,242
Non-performing assets	182,060	177,689

For the two months ended February 28, 2011
(Unaudited)
(dollars in thousands)
Selected Operating Data:
Total interest income	$21,643
Total interest expense	4,660
Net interest income	16,983
Provision for loan losses	2,001
Net interest income after provision for loan losses	14,982
Total non-interest income	3,235
Total non-interest expense	17,589
Income before income taxes	628
Income tax expense	32
Net income	596

	At or for the two months ended February 28, 2011	At or for the year ended December 31, 2010
	(Unaudited)
Selected Operating Ratios:
Return on average assets	0.11%	(5.20)%
Return on average equity	1.31	(56.93)
Average yield on interest-earning assets	4.20	4.58
Average cost of interest-bearing liabilities	1.09	1.30
Average interest rate spread	3.13	3.28
Net interest margin	3.31	3.50
Efficiency ratio	87.00	158.97

Asset Quality Ratios:
Allowance for loan losses to gross loans	3.02	3.22
Non-performing assets to gross loans and real estate owned	7.34	7.00
Allowance for loan losses to non-performing loans	42.06	47.02

Capital Ratios (Bank only):
Total capital (to risk-weighted assets)	12.46	12.25
Tier I capital (to risk-weighted assets)	11.19	10.98
Tier I leverage ratio	9.12	8.57

Comparison of Financial Condition at February 28, 2011 and December 31, 2010

Total assets decreased $13.0 million from $3.42 billion at December 31, 2010 to $3.40 billion at February 28, 2011. Loans receivable, net decreased by $52.5 million from December 31, 2010 to $2.40 billion at February 28, 2011 as loan payoff activity exceeded new originations for the first two months of fiscal 2011. Loan demand continues to be sluggish relative to historical standards as businesses and consumers continue to navigate an economy punctuated by slower business activity, high unemployment and weak housing prices. Investment securities decreased $17.2 million from $493.5 million at December 31, 2010 to $476.3 million at February 28, 2011 due to principal paydowns. These decreases were offset by a corresponding increase in cash and cash equivalents of $62.9 million from $187.2 million at December 31, 2010 to $250.2 million at February 28, 2011. The rise in cash and cash equivalents are reflective of a strong liquidity position as asset paydowns and funding flows exceed current loan demand.

Total liabilities decreased by $13.7 million from $3.15 billion at December 31, 2010 to $3.14 billion at February 28, 2011. Deposits were relatively flat, decreasing $6.5 million from December 31, 2010 to $2.93 billion at February 28, 2011. A decline in time deposits was partially offset by a rise in municipal deposits and interest checking balances. Other liabilities decreased $7.2 million from $82.6 million at December 31, 2010 to $75.4 million.

Shareholders’ equity increased from $268.2 million at December 31, 2010 to $269.0 million at February 28, 2011 primarily due to net income for the two month period of $596,000. All capital ratios remain above the OCC prescribed minimum capital requirements.

Non-performing assets totaled $182.1 million, or 7.34% of gross loans and real estate owned at February 28, 2011, as compared to $177.7 million and 7.00%, respectively, at December 31, 2010. Non-performing assets increased $4.4 million from December 31, 2010 primarily due to an increase of $4.3 million in commercial and industrial non-accrual loans. The increase in our non-performing assets is reflective of the weak economy and its impact on the operating activities and collateral valuations of borrowers.

The following table summarizes our non-performing assets at February 28, 2011 and December 31, 2010:

	February 28, 2011	December 31, 2010
Non-performing loans:	(In millions)
Loans accounted for on a non-accrual basis:
Commercial and industrial	$152,848	$148,517
Home equity lines of credit	5,313	4,616
Home equity term loans	1,201	1,134
Residential real estate	4,450	4,243
Other	1,343	916

Total non-accruing loans	165,155	159,426

TDR, non-accruing	11,794	11,796

Accruing loans that are contractually past due 90 days or more:
Commercial and industrial	188	1,167
Home equity lines of credit	285	379
Home equity term loans	—	—
Residential real estate	—	72
Other	202	936

Total loans 90-days past due	675	2,554
Total non-performing loans	177,624	173,776
Real estate owned	4,439	3,913

Total non-performing assets	$182,063	$177,689

Results of Operations for the Two Months ended February 28, 2011

Net income for the two months ended February 28, 2011 was $596,000, or $0.01 per share.

Net interest income (on a tax-equivalent basis) was $17.4 million for the two months ended February 28, 2011. The net interest margin, the average yield on interest-earning assets and the average cost of interest-bearing liabilities were 3.31%, 4.20%, and 1.09%, respectively, for the two months ended February 28, 2011. The net interest margin was significantly influenced by levels of NPAs, non-accrual interest reversals and the level of excess liquidity as evidenced by the balance of cash and cash equivalents.

Provision for Loan Losses.    We recorded a provision for loan losses of $2.0 million during the two months ended February 28, 2011. Our total loans before allowance for loan losses were $2.48 billion at February 28, 2011, as compared to $2.54 billion at December 31, 2010. The ratio of allowance for loan losses to loans receivable was 3.02% at February 28, 2011 as compared to 3.22% at December 31, 2010.

At least quarterly, management performs an analysis to identify the inherent risk of loss in our loan portfolio. This analysis includes a qualitative evaluation of concentrations of credit, past loss experience, current economic conditions, amount and composition of the loan portfolio (including loans being specifically monitored by management), estimated fair value of underlying collateral, delinquencies and other factors. Additionally, management updates the migration analysis and historic loss experience on a quarterly basis. The allowance was reflective of the inherent risks in the loan portfolio as of February 28, 2011. Allowance levels can and will change with the level and composition of loans, the level of classified and non-performing assets, historical loss factors and other economic conditions.

Non-Interest Income.    Non-interest income was $3.2 million for the two months ended February 28, 2011. This balance primarily includes $1.7 million of service charges on deposit accounts, $587,000 of gains on the sale of mortgage loans, $527,000 of investment services income and $359,000 of bank owned life insurance income. Mortgage production was approximately $21 million for the first two months of fiscal 2011.

Non-Interest Expense.    Non-interest expense was $17.6 million for the two months ended February 28, 2011. This balance primarily includes $8.2 million of salary and benefit costs, $2.5 million of occupancy expense, $1.2 million of problem loan costs, $1.2 million of FDIC insurance expense and $1.1 million of equipment costs.

Income Tax Expense.    Income tax expense was $32,000 for the two months ended February 28, 2011, resulting in an effective tax rate of 5.1%. In the third quarter of fiscal 2010, we recorded a valuation allowance of $49.9 million against our entire deferred tax asset. This valuation allowance came as the result of a period of cumulative losses and is likely to remain in place until such time that positive evidence emerges as to our ability to utilize our deferred tax asset through a return to profitability. As such, we currently do not accrue federal income tax expense. Taxes accrued through February 28, 2011 are related to state tax obligations at our Sun Home Loans subsidiary.

THE OFFERING

Issuer	Sun Bancorp, Inc., a New Jersey corporation

Common stock offered by us	25,000,000 shares of common stock, $1.00 par value per share(1)(2)

Over-allotment option	The underwriters may also purchase up to an additional 3,750,000 shares of our common stock within 30 days of the date of this prospectus supplement to cover over-allotments, if any.(3)

Common stock outstanding after the offering	75,391,061 shares of common stock(4)

Net proceeds	We expect to receive net proceeds from this offering of approximately $70,250,000 after deducting the underwriting discounts and our estimated expenses (or approximately $80,937,500 if the underwriters exercise their over-allotment option in full).

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including a contribution to the capital of Sun Bank to support its organic growth. In addition, it is anticipated that significant amounts of the net proceeds from this offering may be used to fund losses from various asset disposition strategies. We may also use the net proceeds from this offering to repay indebtedness or for acquisitions, although we have no plans or arrangements regarding any acquisitions. See “Use of Proceeds” at page S-25.

Market and trading symbol for the common stock	Our common stock is listed and traded on the NASDAQ Global Select Market under the symbol “SNBC.”

Dividends and distributions	We do not currently pay a cash dividend on our common stock. See “Dividend Policy” at page S-25.

Risk factors	Investing in our common stock involves risks. You should carefully consider the information under “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in our annual report on Form 10-K as well as any other filing that we may make with the SEC and incorporated by reference herein, before investing in our common stock.

(1)	We have directed the underwriters to reserve up to 10,048,390 shares of our common stock in this offering for sale to WL Ross, the Siguler Guff Shareholders and the Brown Family (collectively, the “Gross-Up Investors”) (each of whom is currently a shareholder of our company and certain of whom are members or affiliates of our board of directors) pursuant to the exercise of their respective contractual gross-up rights we granted to those shareholders in securities purchase agreements dated July 7, 2010. The underwriters will not receive any underwriting discount or commission with respect to such shares. The shares will be sold to these shareholders at a per share price of $2.85, which represents the public offering price of $3.00 less the underwriting discount of $0.15. See “Underwriting” beginning on page S-34 for more information.
(2)	The number of shares offered assumes that the underwriters’ over-allotment option is not exercised. If the over-allotment option is exercised in full, we will issue and sell 3,750,000 additional shares.
(3)	If the underwriters exercise their over-allotment option, we may be required to issue additional shares of our common stock to the Gross-Up Investors pursuant to the exercise of their respective contractual gross-up rights with respect to our issuance of shares in the over-allotment.
(4)	The number of shares outstanding after the offering is based on actual shares of common stock outstanding as of March 7, 2011 and excludes 3,750,000 shares issuable pursuant to the exercise of the underwriters’ over-allotment option and an aggregate of 5,865,195 shares reserved for issuance under our equity compensation plans subject to outstanding options and unvested restricted stock awards. It also excludes the shares of our common stock that we may be required to issue to the Gross-Up Investors as described above in footnote 3.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

You should read the following summary selected consolidated financial data with our consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The following tables set forth summary selected consolidated financial data for us at and for each of the years in the five-year period ended December 31, 2010. The selected results of operations data for the years ended December 31, 2010, 2009 and 2008, and the selected balance sheet data as of December 31, 2010 and 2009, have been derived from our audited consolidated financial statements and related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus. The selected results of operations data for the years ended December 31, 2007 and 2006, and the selected balance sheet data as of December 31, 2008, 2007 and 2006, have been derived from our audited consolidated financial statements and related notes that are not incorporated by reference into this prospectus supplement and accompanying prospectus. Historical results are not necessarily indicative of future results.

This presentation contains certain financial information that is not prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in their analysis of our performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. We believe that a meaningful analysis of our financial performance requires an understanding of the factors underlying that performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management uses these measures to evaluate our underlying performance and efficiency of operations. Management believes these measures reflect core trends of our business. Adjusted net interest margin, efficiency ratios, fee income as a percentage of revenue, and pre-tax pre-provision income are non-GAAP measures. A reconciliation of these adjusted non-GAAP measures to the most directly comparable GAAP measures is included as well.

	At December 31,
	2010	2009	2008	2007	2006
	(Dollars in thousands)
Selected Balance Sheet Data:
Total assets	$3,417,546	$3,578,905	$3,622,126	$3,338,392	$3,325,563
Cash and investments	680,719	516,312	512,017	548,152	695,222
Loans receivable, net of allowance for loan losses	2,453,457	2,657,694	2,702,516	2,482,917	2,339,584
Total deposits	2,940,460	2,909,268	2,896,364	2,699,091	2,667,997
Borrowings	33,417	146,193	154,097	154,213	160,622
Junior subordinated debentures	92,786	92,786	92,786	97,941	108,250
Shareholders’ equity	268,242	356,593	358,508	362,177	342,227
	At or For the Year Ended December 31,
	2010	2009	2008	2007	2006
	(Dollars in thousands, except per share data)
Selected Results of Operations Data:
Interest income	$145,603	$150,999	$174,634	$197,823	$183,950
Net interest income	110,962	100,157	99,661	98,836	99,078
Provision for loan losses	101,518	46,666	20,000	8,403	3,807
Net interest income after provision for loan losses	9,444	53,491	79,661	90,433	95,271
Non-interest income	15,512	17,070	32,299	26,155	19,746
Non-interest expense	201,052	104,067	92,640	88,963	89,393
Net (loss) income	(185,418)	(17,131)	14,894	19,352	17,274
Net (loss) income available to common shareholders	(185,418)	(22,482)	14,894	19,352	17,274
Selected Per Share Data(1):
Earnings per share:
Basic	$(6.56)	$(0.97)	$0.63	$0.81	$0.79
Diluted	(6.56)	(0.97)	0.62	0.78	0.70
Book value	5.33	15.29	15.57	15.13	14.42
Tangible book value per share(2)	4.36	9.19	9.20	8.81	7.82
Selected Ratios:
Return on average assets	(5.20)%	(0.47)%	0.44%	0.58%	0.53%
Return on average equity	(56.93)	(4.44)	4.09	5.45	5.28
Ratio of average equity to average assets	9.13	10.69	10.72	10.72	10.09

(1)	Data is adjusted for a 5% stock dividend issued in May 2009, May 2008 and May 2007.
(2)	Tangible book value per common share is a non-GAAP financial measure and is defined as GAAP shareholders’ equity minus goodwill, intangible assets and preferred stock, divided by the number of common shares outstanding. We have included information concerning tangible book value per common share because it is a basis upon which we assess our financial performance and it is a financial measure commonly used in our industry. Tangible book value per common share as presented in this prospectus supplement may not be comparable to similarly titled measures used by other companies in our industry. The reconciliation of the non-GAAP tangible book value per common share calculation is as follows:

	At or For the Year Ended December 31,
	2010	2009	2008	2007	2006
	(Dollars in thousands, except per share amounts)
Shareholders’ equity	$268,242	$356,593	$358,508	$362,177	$342,227
Goodwill	38,188	127,894	127,894	127,894	128,117
Intangible assets	10,631	14,316	18,769	23,479	28,570

Tangible common shareholders’ equity	219,423	214,383	211,845	210,804	185,540
Common shares outstanding	50,357	23,329	23,022	23,938	23,740
Tangible book value per share	$4.36	$9.19	$9.20	$8.81	$7.82

Our loan portfolio breakdown at December 31, 2010 was as follows:

	At December 31, 2010
$ Millions	$ Total	% of Total
Commercial Real Estate:
Owner-occupied CRE	$714	28%
Non-owner occupied CRE:
Office	190	8%
Hotels / Motels—Corridor	110	4%
Retail	137	5%
Hotels / Motels—Shore	79	3%
5+ Family	20	1%
Warehousing	53	2%
Manufacturing	18	1%
Other	78	3%

Total	685	27%

Total	$1,399	55%
Commercial and Industrial	530	21%
Construction and Development	174	7%
Non-Commercial Loans:
Home Equity	294	12%
Residential Mortgage	79	3%
Manufactured Housing	30	1%
Small Business	13	1%
Other	16	1%

Total	$432	17%

Grand Total	$2,535	100%

The following summarizes our quarterly credit quality trends for 2009, 2010 and at February 28, 2011:

	%
	Feb. 2011	Q4’10	Q3’10	Q2’10	Q1’10	Q4’09	Q3’09	Q2’09	Q1’09
NPA’s + 90PD / Loans & OREO	7.34	7.00	7.77	4.62	3.32	3.86	3.46	2.70	2.34
ALLL / Total Loans	3.02	3.22	2.78	2.69	2.35	2.21	1.70	1.62	1.44
ALLL / NPLs	42.06	47.02	36.46	59.87	73.53	62.56	54.58	69.82	73.76
NPAs / Assets	5.35	5.20	5.80	3.62	2.54	2.94	2.65	2.08	1.77

Our deposit balances at December 31, 2010 were as follows:

Deposit Portfolio ($ in Millions)	$ Amount	% of Total
Non-Interest Bearing Demand	$498	16.9%
Interest Bearing Demand	1,365	46.4%
Savings	279	9.5%
Time	709	24.1%
Brokered Time	89	3.0%

Total Deposits	$2,940	100.0%

Our investment balances at December 31, 2010 were as follows:

(Dollars in thousands)	Par Value	Book Value	Market Value	Unrealized Gain / (Loss)	Month End Book Yield	Est. Duration
U.S. Treasury	$47,000	$47,017	$47,019	$2	0.11%	0.1
US Govt Agency - MBS	322,554	332,860	331,490	(1,370)	2.73	4.7
Other MBS	8,355	7,624	6,289	(1,335)	2.98	4.3
Municipals	83,290	82,744	82,397	(347)	5.43	6.0
Trust Preferred	14,000	12,867	5,642	(7,225)	1.49	0.3
Other Securities	20,772	20,772	20,772	—	5.20	N/A

Total Portfolio	$495,971	$503,884	$493,609	$(10,275)	3.00%	4.4

Certain profitability trends utilized are summarized in the tables below:

	Q4’10		Q3’10		Q2’10		Q1’10
(Dollars in thousands)	Interest	Yield	Interest	Yield	Interest	Yield	Interest	Yield
Adjusted Net Interest Margin:
Net Interest Income(1)	$27,566	3.37%	$28,285	3.47%	$28,660	3.62%	$28,164	3.56%
Adjust for:
Non-Accrual Interest Reversals	736	0.09	1,180	0.14	967	0.12	357	0.04
Interest on Non-Performing Loans	1,873	0.22	2,239	0.28	1,427	0.17	915	0.12
Fed Funds Interest	88	0.14	31	0.05	1	—	—

Adjusted Net Interest Margin	$30,263	3.82%	$31,735	3.94%	$31,055	3.91%	$29,436	3.72%

(1)	Adjusted for tax equivalents.

(Dollars in thousands)	Q4’10	Q3’10	Q2’10	Q1’10
Pre-Tax, Pre-Provision Income:
Net (loss) income	$(28,493)	$(74,993)	$(81,170)	$(762)
Add: Provision for Loan Losses	35,511	42,429	13,978	9,600
Add: Income Tax expense (benefit)	103	28,757	(17,898)	(1,640)
Add: Goodwill Impairment	—	—	89,706	—

Pre-Tax, Pre-Provision Income (Loss)	$7,121	$(3,807)	$4,616	$7,198

Adjust for:
Non-Performing Loan Interest Reversals	$736	$1,180	$967	$357
Other-than-temporary Impairment	379	950	—	—
(Gain) Loss on Sale of Investment Securities	(4,572)	58	(160)	—
Fair Value Derivative Credit Adjustments	2,705	7,498	1,981	30

Adjusted Pre-Tax, Pre-Provision Income	$6,369	$5,879	$7,404	$7,585

	Q4’09	Q3’09	Q2’09	Q1’09
Net (loss) income	$(6,340)	$(6,542)	$(4,634)	$385
Add: Provision for Loan Losses	19,479	16,237	6,950	4,000
Add: Income Tax benefit	(5,263)	(5,620)	(4,450)	(1,042)

Pre-Tax, Pre-Provision Income (Loss)	$7,876	$4,075	$(2,134)	$3,343

	Q4’10	Q3’10	Q2’10	Q1’10
	(Dollars in thousands)
Efficiency Ratio:
Net interest income	$27,273	$27,886	$28,180	$27,623
Non-interest income	7,797	(2,352)	4,416	5,651

Total non-interest income	$35,070	$25,534	$32,596	$33,274

Non-interest expense	27,949	29,341	117,686	26,076
Less: Goodwill impairment charge	—	—	89,706	—

Total non-interest expense	$27,949	$29,341	$27,980	$26,076

Efficiency ratio, as reported	79.7%	114.9%	85.8%	78.4%

Total non-interest income	$35,070	$25,534	$32,596	$33,274
Adjust for:
Other-than-temporary Impairment	379	950	—	—
Gain on Sale of Investment Securities	(4,572)	58	(160)	—
Fair Value Derivative Credit Adjustments	2,705	7,498	1,981	30
Non-Performing Loan Interest Reversals	736	1,180	967	357

Adjusted total non-interest income	$34,318	$35,220	$35,384	$33,661

Total non-interest expense	$27,949	$29,341	$27,980	$26,076

Adjusted efficiency ratio	81.4%	83.3%	79.1%	77.5%

	Q4’10	Q3’10	Q2’10	Q1’10
	(Dollars in thousands)
Fee Income/Revenue (%):
Non-interest income	$7,797	$(2,352)	$4,416	$5,651
Add: Other than-temporary impairment on investments	379	950	—	—

Total non-interest income	$8,176	$(1,402)	$4,416	$5,651

Net interest income	27,273	27,886	28,180	27,623
Non-interest income	7,797	(2,352)	4,416	5,651
Add: Other than-temporary impairment on investments	379	950	—	—

Total revenue	$35,449	$26,484	$32,596	$33,274

Fee income/Revenue	23.1%	-5.3%	13.6%	17.0%

Total non-interest income	$8,176	$(1,402)	$4,416	$5,651
Adjust for:
Gain on Sale of Investment Securities	(4,572)	58	(160)	—
Fair Value Derivative Credit Adjustments	2,705	7,498	1,981	30
Adjusted total non-interest income	$6,309	$6,154	$6,237	$5,681

Total revenue	$35,449	$26,484	$32,596	$33,274
Adjust for:
Gain on Sale of Investment Securities	(4,572)	58	(160)	—
Fair Value Derivative Credit Adjustments	2,705	7,498	1,981	30
Non-Performing Loan Interest Reversals	736	1,180	967	357

Adjusted total non-interest income	$34,318	$35,220	$35,384	$33,661

Adjusted Fee income/Revenue	18.4%	17.5%	17.6%	16.9%

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors described below as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. Any of these risks, if they actually occur, could materially adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. In any such case, you could lose all or a portion of your original investment.

Risks Related to Our Business

We may be unable to satisfy the written agreement with the OCC, which requires us to designate a significant amount of resources in order to remain in compliance.

On April 15, 2010, the Bank entered into the OCC Agreement. The OCC Agreement requires the Bank to take certain actions, including, but not limited to:

•

establishing and submitting to the OCC a written capital plan covering at least a three-year period providing for the maintenance of adequate capital to support the Bank’s risk profile and containing a dividend policy allowing dividends only if the Bank is in compliance with its capital plan and receives the prior approval of the OCC;

•	implementing a program to protect the Bank’s interest in criticized or classified assets;

•	reviewing and revising the Bank’s loan review program;

•	revising the Bank’s credit administration policies; and

•	limiting the Bank’s brokered deposits to not more than 3.5% of total deposits without the prior approval of the OCC.

During the second quarter of fiscal 2010, we delivered the profit and capital plans to the OCC, and revised and implemented changes to our credit policies and procedures pursuant to the OCC Agreement. The OCC has established individual minimum capital ratio requirements of the Bank, which were to be achieved by June 30, 2010 and thereafter maintained. At December 31, 2010, the Bank met the three capital ratios, as its Leverage ratio was 8.57%, its Tier 1 Capital ratio was 10.98% and its Total Capital ratio was 12.25%.

While we are subject to the OCC Agreement, we expect that our management and board of directors will be required to focus considerable time and attention on taking corrective actions to comply with its terms. There also is no assurance that we will successfully address the OCC’s concerns in the OCC Agreement or that we will be able to fully comply with the OCC Agreement. If we do not fully comply with the OCC Agreement, the Bank could be subject to further regulatory actions, including regulatory enforcement actions.

The OCC Agreement’s limitation on brokered deposits could impact our liquidity.

Pursuant to the terms of the OCC Agreement, brokered deposits may not exceed 3.5% of total liabilities without the prior approval of the OCC. At December 31, 2010, brokered deposits represented approximately 2.8% of total liabilities. We have historically used brokered deposits as part of our liquidity strategy and to supplement other funding sources such as customer deposits, federal funds and Federal Home Loan Bank (“FHLBank”) advances. This restriction may limit our potential sources of liquidity in the future.

We have incurred significant losses and cannot assure you that we will be profitable in the near term or at all.

We have incurred losses over the past few years, including a net loss of approximately $185.4 million for the fiscal year ended December 31, 2010 and a net loss of approximately $22.5 million for the fiscal year ended December 31, 2009, primarily due to credit costs, including a significant provision for loan and lease losses and a write-down of our goodwill and our deferred tax assets in fiscal 2010. Although we have taken a number of steps to reduce our credit exposure, at December 31, 2010, we had approximately $177.7 million in non-performing assets and it is possible that we will continue to incur elevated credit costs in the near term, which would adversely impact our overall financial performance and results of operations. We cannot assure you that we will return to profitability in the near term or at all.

Our non-performing assets show a significant increase over the past two years. Further increases will have an adverse effect on our financial condition and results of operations.

Our non-performing assets (which consist of non-accrual loans, assets acquired through foreclosure and troubled debt restructurings) totaled approximately $177.7 million at December 31, 2010, which is an increase of $72.3 million, or 68.6%, over the approximately $105.4 million in non-performing assets at December 31, 2009 and $128.9 million, or 264.3%, over the approximately $48.8 million in non-performing assets at December 31, 2008. Our non-performing assets adversely affect our net income in a variety of ways. We do not record interest income on non-accrual loans and assets acquired through foreclosure. We must establish an allowance for loan losses that reserves for losses inherent in the loan portfolio that are both probable and reasonably estimable through current period provisions for loan losses. From time to time, we also write down the value of properties in our portfolio of assets acquired through foreclosure to reflect changing market values. Additionally, there are legal fees associated with the resolution of problem assets as well as carrying costs such as taxes, insurance and maintenance related to assets acquired through foreclosure. The resolution of non-performing assets requires the active involvement of management, which can distract management from its overall supervision of operations and other income producing activities. Finally, if our estimate of the allowance for loan losses is inadequate, we will have to increase the allowance for loan losses accordingly, which will have an adverse effect on our financial condition and results of operations.

At February 28, 2011, we had approximately $182.1 million of non-performing assets, an increase of $4.4 million over the December 31, 2010 total of $177.7 million. This increase was largely centered in additional commercial real estate and commercial loans migrating into higher risk rating categories and non-performing status. The lack of any sustained economic recovery has continued to stress our hospitality and commercial construction related portfolios and could result in additional migration in non-performing loans. At this time, we are working closely with two large performing hospitality relationships and one large performing commercial construction company, totaling approximately $60 million, to assess further deterioration. It is possible that further deterioration in the short or medium term of these credits could result in a migration to non-performing status.

We may sell a portion of our commercial real estate and industrial loan portfolios at a significant loss.

During the quarter ended December 31, 2010, we sold approximately $87 million of commercial real estate loans, of which $67.9 million were non-performing, for a net loss of approximately $25.1 million. We continue to conduct an extensive review of our portfolio and are currently evaluating other potential sales of criticized and classified assets. In our evaluation process, management analyzes, among other things, factors surrounding the borrower, the borrower’s business operation, the economy and industry specifics. Through this process management has identified between $135 million and $215 million of loans that could meet conditions for an accelerated disposition strategy; however any potential sale is subject to market forces and conditions. An initial evaluation of these loans indicates a potential sale value of between 44% and 57% of the total balance. A sale of all or a portion of such loans, after accounting for loan loss reserves, could result in a significant loss. Such sale could also result in significant dilution to our tangible book value per share. We are also evaluating potential loan sales to strategic buyers through troubled debt restructuring. Selling or restructuring loans below their net book or carrying value will result in additional charge-offs and net losses on the sale of such loans, as well as dilution to our tangible book value per share, which will materially adversely affect our results of operations and financial condition. As we evaluate all of these options, we are mindful and continue to balance the strengthening of our asset quality with the potential impact on book value, diluting book value and maintaining prudent tangible equity to assets ratios. It is anticipated that significant amounts of the net proceeds from this offering may be utilized to fund losses from the various asset disposition strategies outlined above. We cannot estimate with certainty the willingness of potential buyers to purchase our loans or the amounts such buyers will be willing to pay for such loans. Accordingly, there can be no assurance that we can complete the sale of loans or that the net losses to operations we may incur from such sale will not be significant.

Governmental regulation and regulatory actions against us may impair our operations or restrict our growth.

We are subject to significant governmental supervision and regulation. These regulations are intended primarily for the protection of depositors. Statutes and regulations affecting our business may be changed at any time and the interpretation of these statutes and regulations by examining authorities may also change. Within the last several years, Congress and the President have passed and enacted significant changes to these statutes and regulations. There can be no assurance that such changes to the statutes and regulations or to their interpretation will not adversely affect our business. In addition to governmental supervision and regulation, we are subject to changes in other federal and state laws, including changes in tax laws, which could materially affect the banking industry and, accordingly, our business. We are subject to the rules and regulations of the Federal Reserve and the OCC. If we fail to comply with federal bank regulations, the regulators may limit our activities or growth, fine us or ultimately put us out of business. Banking laws and regulations change from time to time. Bank regulations can hinder our ability to compete with financial services companies that are not regulated in the same manner or are subject to less regulation. Federal and state bank regulatory agencies regulate many aspects of our operations, including:

•	the capital that we must maintain;

•	the kinds of activities that we can engage in;

•	the kinds and amounts of investments that we can make;

•	the locations of our offices;

•	insurance of our deposits and the premiums that we must pay for this insurance; and

•	how much cash we must set aside as reserves for deposits.

In addition, we are subject to other federal and state laws and regulations regarding corporate governance and permissible business activities, acquisition and merger restrictions, limitations on intercompany transactions, capital adequacy requirements and requirements for anti-money laundering programs and other compliance matters. These regulations are also designed primarily for the protection of the deposit insurance funds and consumers, but not for the benefit of our shareholders. Financial institution regulation has been the subject of significant legislation in recent years and may continue to be the subject of further significant legislation in the future, which is not in our control. Significant new laws, or changes to existing laws, could have a material adverse effect on our business, financial condition, results of operations and cash flows. Overall compliance with the regulation increases our operating expenses, requires a significant amount of management’s attention and could be a competitive disadvantage with respect to non-regulated competitors.

In addition, due to the ongoing economic downturn and the resultant deterioration in the real estate markets and adverse impact on our loan portfolio and financial results, we may be the subject of additional regulatory actions in the future and face further limitations on our business, which would impair our operations and restrict our growth. If we fail to meet any regulatory capital requirement or are otherwise deemed to be operating in an unsafe and unsound manner or in violation of law, we may be subject to a variety of informal or formal remedial measures and enforcement actions, in addition to the OCC Agreement and individual minimum capital ratios currently imposed on us by the OCC. Such informal remedial measures and enforcement actions may include a memorandum of understanding, which is initiated by the regulator and outlines an institution’s agreement to take specified actions within specified time periods to correct violations of law or unsafe and unsound practices. In addition, as part of our regular examination process, regulators may advise us to operate under various restrictions as a prudential matter. Any of these restrictions, in whatever manner imposed, could have a material adverse effect on our business, financial condition and results of operations.

In addition to informal remedial actions, we may be subject to additional formal enforcement actions beyond those to which we are currently subject. Formal enforcement actions include written agreements, cease and desist orders, the imposition of substantial fines and other civil penalties and, in the most severe cases, the termination of deposit insurance or the appointment of a conservator or receiver. Furthermore, if we fail to meet any regulatory capital requirement, we will be subject to the prompt corrective action framework of the Federal Deposit Insurance Corporation Improvement Act of 1991, which imposes progressively more restrictive constraints on operations, management and capital distributions as the capital category of an institution declines, up to and including the appointment of a conservator or receiver for the Bank. A failure to meet regulatory capital requirements could also subject us to capital raising requirements. Possible enforcement actions against us could include the issuance of a cease-and-desist order that could be judicially enforced, the imposition of civil monetary penalties, the issuance of directives to increase capital or to enter into a strategic transaction, whether by merger or otherwise, with a third party, the appointment of a conservator or receiver, the termination of insurance of deposits, the issuance of removal and prohibition orders against institution-affiliated parties and the enforcement of such actions through injunctions or restraining orders. Any remedial measure or enforcement action, whether formal or informal, could impose restrictions on our ability to operate our business and adversely affect our business, prospects, financial condition or results of operations. In addition, any formal enforcement action could harm our reputation and our ability to retain and attract customers and impact the trading price of our common stock.

The recently-enacted Dodd-Frank Act may significantly affect our business and results of operations.

On July 21, 2010, the President signed the Dodd-Frank Act into law. This legislation makes extensive changes to the laws regulating financial services firms and requires significant rule-making. In addition, the legislation mandates multiple studies, any of which may result in additional legislative or regulatory action. While the full effects of the legislation on us and our business cannot yet be determined, it is expected to result in higher compliance and other costs, reduced revenue and higher capital and liquidity requirements, among other things, which could adversely affect our business and results of operations.

Additionally, the Dodd-Frank Act creates a new, independent federal agency called the Consumer Financial Protection Bureau, or the Bureau. The Bureau is granted rulemaking authority over several federal consumer financial protection laws and, in some instances, has the authority to examine and enforce compliance with these laws and regulations. In addition, the Federal Reserve will be adopting a rule addressing interchange fees for debit card transactions that is expected to lower fee income generated from this source. Although this rule technically only applies to institutions with assets in excess of $10 billion, it is expected that smaller institutions, such as the Bank, may also be impacted.

The Dodd-Frank Act also permits states to adopt consumer protection laws and standards that are more stringent than those adopted at the federal level and state attorneys general to, in certain circumstances, enforce compliance with both the state and federal laws and regulations. Federal preemption of state law requirements, traditionally a component of the Bank’s national bank charter, has also been modified by the Dodd-Frank Act and now requires a case-by-case determination of preemption by the OCC and eliminates preemption for subsidiaries of the Bank. Depending on the implementation of this revised federal preemption standard, the operations of the Bank could become subject to additional compliance burdens in the states in which it operates.

The current economic and banking environments pose significant challenges for us and could adversely affect our financial condition and results of operations.

We are operating in a challenging and uncertain economic environment. Financial institutions continue to be affected by sharp declines in the real estate market and constrained financial markets. Dramatic declines in the housing market over the past year, with falling home prices and increasing foreclosures and unemployment, have resulted in significant write-downs of asset values by financial institutions. Continued declines in real estate values and home sales volumes, as well as financial stress on borrowers as a result of the uncertain economic environment, could have an adverse effect on our borrowers or their customers, which could adversely affect our financial condition and results of operations. A worsening of these conditions would likely exacerbate the adverse effects on us and others in the financial institutions industry. For example, further deterioration in local economic conditions in our market could drive losses beyond that which is provided for in our allowance for loan losses. We may also face the following risks in connection with these events:

•

economic conditions that negatively affect housing prices and the job market have resulted, and may continue to result, in a deterioration in credit quality of our loan portfolios, and such deterioration in credit quality has had, and could continue to have, a negative impact on our business;

•	market developments may affect consumer confidence levels and may cause adverse changes in payment patterns, causing increases in delinquencies and default rates on loans and other credit facilities;

•

the methodologies that we use to establish our allowance for loan losses may no longer be reliable because they rely on complex judgments, including forecasts of economic conditions, which may no longer be capable of accurate estimation;

•

continued turmoil in the market, and loss of confidence in the banking system, could require the Bank to pay higher interest rates to obtain deposits to meet the needs of its depositors and borrowers, resulting in reduced margin and net interest income;

•

if conditions worsen significantly, it is possible that the Bank may be unable to meet the needs of its depositors and borrowers, which could result, among other things, in the Bank being placed into receivership; and

•

compliance with increased regulation of the banking industry (and possible regulatory actions against us) may increase our costs, limit our ability to pursue business opportunities and divert management efforts.

As these conditions or similar ones continue to exist or worsen, we may experience continuing or increased adverse effects on our financial condition and results of operations.

Difficult market conditions and economic trends have adversely affected our industry and our business.

We are particularly exposed to downturns in the U.S. housing market. Dramatic declines in the housing market over the past year, with decreasing home prices and increasing delinquencies and foreclosures, have negatively impacted the credit performance of mortgage and construction loans and resulted in significant write-downs of assets by many financial institutions. In addition, the values of real estate collateral supporting many loans have declined and may continue to decline. General downward economic trends, reduced availability of commercial credit and increasing unemployment have negatively impacted the credit performance of commercial and consumer credit, resulting in additional write-downs. Further, concerns over the stability of the financial markets, the banking system and the economy have resulted in decreased lending by financial institutions to their customers and to each other. This market turmoil and tightening of credit has led to increased commercial and consumer deficiencies, lack of customer confidence, increased market volatility and widespread reduction in general business activity. Competition among depository institutions for deposits has increased significantly. Financial institutions have experienced decreased access to deposits or borrowings. The resulting economic pressure on consumers and businesses and the lack of confidence in the financial markets may adversely affect our business, financial condition, results of operations, cash flows and stock price. We do not expect the difficult market conditions to improve in the near future. A worsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on us and others in our industry. In particular, we may face the following risks in connection with these events:

•	we expect to face increased regulation of our industry, compliance with which may increase our costs and limit our ability to pursue business opportunities;

•	our ability to assess the creditworthiness of customers and to estimate the losses inherent in our credit exposure is made more complex by these difficult market and economic conditions;

•

we may be required to pay even higher FDIC premiums than the recently increased level, because financial institution failures resulting from the depressed market conditions have depleted and may continue to deplete the deposit insurance fund and reduce its ratio of reserves to insured deposits;

•	our ability to borrow from other financial institutions or FHLBank on favorable terms or at all could be adversely affected by further disruptions in the capital markets or other events;

•	we may experience a decrease in dividend income from our investment in FHLBank stock; and

•	we may experience increases in foreclosures, delinquencies and customer bankruptcies, as well as more restricted access to funds.

The occurrence of various events may adversely affect our ability to fully utilize net operating losses or recover our deferred tax asset.

We have experienced and may continue to experience substantial operating losses. Under Section 382 (“Section 382”) of the Internal Revenue Code, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, we may “carry forward” our net operating losses (“NOLs”) in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a significant amount of the NOLs, and therefore these NOLs could be a substantial asset to us. If, however, we experience a Section 382 ownership change, our ability to use the NOLs may be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

In general, an ownership change occurs when, as of any testing date, the percentage of stock of a corporation owned by one or more “5-percent shareholders” as defined in Section 382 and the related Treasury Regulations, has increased by more than 50 percentage points over the lowest percentage of stock of the corporation owned by such shareholder at any time during the three year period preceding such date. In general, persons who own 5% or more of a corporation’s stock are 5-percent shareholders, and all other persons who own less than 5% of a corporation’s stock are treated, together, as a single, public group 5-percent shareholder, regardless of whether they own an aggregate of 5% or more of a corporation’s stock. However, U.S. Treasury Regulations provide circumstances which result in multiple public group 5-percent shareholders. If a corporation experiences an ownership change, it is generally subject to an annual limitation in the use of NOLs, which limits its ability to use its NOLs to an amount equal to the equity value of the corporation multiplied by the federal long-term tax-exempt rate.

If we were to experience an ownership change, we could potentially have, in the future, higher United States federal income tax liabilities than we would otherwise have had and it may also result in certain other adverse tax consequences to us.

To reduce the likelihood of an ownership change, we may adopt a tax benefit preservation plan (the “Tax Benefit Preservation Plan”). A Tax Benefit Preservation Plan is designed to protect shareholder value by attempting to protect against a limitation on our ability to use our existing NOLs. Tax Benefit Preservation Plans are generally designed to restrict or deter direct and indirect acquisitions of our common stock if such acquisition would result in a shareholder becoming a “5-percent shareholder” or increase the percentage ownership of our stock that is treated as owned by an existing 5-percent shareholder.

Although any Tax Benefit Preservation Plan would be intended to reduce the likelihood of an ownership change that could adversely affect us, we can give no assurance that, if such a plan is adopted, it would prevent all transfers that could result in such an ownership change. Under certain circumstances, our Board of Directors may determine it is in the best interest of our company to exempt certain 5-percent shareholders from the operation of any Tax Benefit Preservation Plan, if a proposed transaction is determined not to be detrimental to our utilization of our NOLs. Any Tax Benefit Preservation Plan may require any person attempting to become a holder of 5% or more of our common stock to seek the approval of our Board of Directors. This may have an unintended “anti-takeover” effect because our Board of Directors may be able to prevent any future takeover.

In the third quarter of 2010, we recorded a valuation allowance of $49.9 million against our entire deferred tax asset due to a sustained period of quarterly losses. The valuation allowance had a negative impact on earnings and capital. The release of this valuation allowance would have a positive impact on earnings and capital but is dependent on our ability to provide positive evidence of a return to sustained profitability. There can be no assurance as to when we could be in a position to recapture the benefits of our deferred tax asset.

We may be required to pay significantly higher FDIC premiums, special assessments or taxes that could adversely affect our results of operations.

Market developments have significantly depleted the insurance fund of the FDIC and reduced the ratio of reserves to insured deposits. As a result, we may be required to pay significantly higher premiums or additional special assessments or taxes that could adversely affect our results of operations. We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. If there are additional bank or financial institution failures, we may be required to pay even higher FDIC premiums than the higher levels imposed in 2010. These increases and any future increases or required prepayments in FDIC insurance premiums or taxes may materially adversely affect our results of operations.

Changes in interest rates may reduce our profits.

The most significant component of our net income is net interest income, which accounted for approximately 87.7% of total revenue in fiscal 2010. Net interest income is the difference between the interest income generated on interest-earning assets, such as loans and investments, and the interest expense paid on the funds required to support interest-earning assets, namely deposits and borrowed funds. Interest income, which represents income from loans, investment securities and short-term investments, is dependent on many factors, including the volume of interest-earning assets, the level of interest rates, the interest rate sensitivity of the interest-earning assets and the levels of non-performing loans. The cost of funds is a function of the amount and type of funds required to support the interest-earning assets, the rates paid to attract and retain deposits, rates paid on borrowed funds and the levels of non-interest bearing demand deposits.

Interest rate sensitivity is a measure of how our assets and liabilities react to changes in market interest rates. We expect that this interest sensitivity will not always be perfectly balanced. This means that either our interest-earning assets will be more sensitive to changes in market interest rates than our interest-bearing liabilities, or vice versa. If more interest-earning assets than interest-bearing liabilities reprice or mature during a time when interest rates are declining, then our net interest income may be reduced. Conversely, if more interest-bearing liabilities than interest-earning assets reprice or mature during a time when interest rates are rising, then our net income may be reduced.

Interest rates are sensitive to many factors that are beyond our control, including general economic conditions, competition and policies of various governmental and regulatory agencies, particularly the policies of the Federal Reserve. Changes in monetary policy, including changes in interest rates, could influence not only the interest we receive on loans and investment securities and the amount of interest we pay on deposits and borrowings, but such changes could also affect (i) our ability to originate loans and obtain deposits, (ii) the fair value of our financial assets and liabilities, including the available for sale securities portfolio, and (iii) the average duration of our interest-earning assets. Changes in monetary policy could also expose us to the risk that interest-earning assets may be more responsive to changes in interest rates than interest-bearing liabilities, or vice versa (repricing risk), the risk that the individual interest rates or rates indices underlying various interest-earning assets and interest-bearing liabilities may not change in the same degree over a given time period (basis risk), and the risk of changing interest rate relationships across the spectrum of interest-earning asset and interest-bearing liability maturities (yield curve risk), including a prolonged flat or inverted yield curve environment. Any substantial, unexpected and prolonged change in market interest rates could have a material adverse effect on our financial condition and results of operations.

The soundness of other financial institutions could adversely affect us.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Defaults by, or even rumors or questions about, one or more financial services institutions, or the financial services industry generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or by other institutions. There is no assurance that any such losses would not materially and adversely affect our financial condition and results of operations.

The market value of our securities portfolio may be impacted by the level of interest rates and the credit quality and strength of the underlying issuers.

If a decline in market value of a security is determined to be other than temporary, under generally accepted accounting principles, we are required to write these securities down to their estimated fair value through a charge to earnings. At December 31, 2010, we owned one non-rated single issuer trust preferred security classified as available for sale with an amortized cost of $4.1 million and an estimated fair value of $1.3 million and one private label mortgage-backed security with an amortized cost of $7.1 million and an estimated fair value of $5.8 million, both of which were classified as available for sale on which we were required to recognize a credit-related impairment loss of $1.7 million. We perform an ongoing analysis of these securities. Future changes in interest rates or the credit quality and strength of the underlying issuers may reduce the market value of these and other securities we own from time to time.

We are, through the Bank, a member of the Federal Home Loan Bank of New York (“FHLBNY”), and are required to maintain an investment in shares of its capital stock, which are restricted in that they can only be redeemed by the issuer at par value. On January 8, 2009, Moody’s Global Banking issued a report stating the potential for a significant other-than-temporary impairment (“OTTI”) charge on private label mortgage-backed securities held by the FHLBanks. Of the 12 regional FHLBanks, capital levels for 8 of these banks would be in jeopardy of meeting minimum regulatory capital requirements under a “worst case” scenario that assumes all private-label securities owned by the FHLBanks are deemed to be impaired. The capital levels of the other four FHLBanks, which includes the FHLBNY, would remain above minimum regulatory capital requirements under the same scenario. We do not believe that an OTTI of the FHLBNY holdings existed at December 31, 2010, and we will continue to monitor the financial performance of the FHLBNY. If the FHLBNY is unable to meet minimum regulatory capital requirements or is required to aid the remaining FHLBanks, our holdings in the FHLBNY may be determined to be other-than-temporarily impaired and may require a charge to our earnings, which could have a material adverse impact on our financial condition, results of operations and cash flows.

Our loan portfolio includes a substantial amount of commercial real estate and commercial and industrial loans. The credit risk related to these types of loans is greater than the risk related to residential loans.

Our commercial and industrial loan portfolios, which include commercial real estate loans, totaled approximately $2.1 billion at December 31, 2010, comprising 83% of our total loans. Commercial and industrial loans generally carry larger loan balances and involve a greater degree of risk of non-payment or late payment than home equity loans or residential mortgage loans.

Furthermore, commercial real estate loans secured by owner-occupied properties are dependent upon the successful operation of the borrower’s business. If the operating company suffers difficulties in sales volume and/or profitability, the borrower’s ability to repay the loan may be impaired. Loans secured by properties where repayment is dependent upon payment of rent by third party tenants or the sale of the property may be impacted by loss of tenants, lower lease rates needed to attract new tenants or the inability to sell a completed project in a timely fashion and at a profit. The collateral for our commercial loans that are secured by real estate are classified as 51% owner-occupied properties and 49% non-owner occupied properties.

Overall, our market has expanded within the State of New Jersey. Likewise, our commercial lending activities have grown, especially in the central and more recently the northern parts of the State. A significant broad-based deterioration in economic conditions throughout New Jersey, including the real estate markets, could have a material adverse effect on the credit quality of our loan portfolios and, consequently, on our financial condition, results of operations and cash flows.

If we fail to provide an adequate allowance for loan losses, there could be a significant negative impact on our results of operations.

The risk of loan losses varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the value of the collateral for the loan. Based upon factors such as historical experience, an evaluation of economic conditions and a regular review of delinquencies and loan portfolio quality, management makes various assumptions and judgments about the ultimate collectability of the loan portfolio and provides an allowance for loan losses. At December 31, 2010, our allowance for loan losses was approximately $81.7 million, which represented approximately 3.2% of total loans and approximately 47.0% of non-performing loans. If management’s assumptions and judgments prove to be incorrect and the allowance for loan losses is inadequate to absorb future credit losses, or if the bank regulatory authorities require us to increase our allowance for loan losses, our financial condition, results of operations and cash flows could be significantly and adversely affected. Given that the components of the allowance are based partially on historical losses and on risk rating changes in response to recent events, required reserves may trail the emergence of any unforeseen deterioration in credit quality.

We may not be able to achieve our growth plans or effectively manage our growth.

We intend to continue pursuing a growth strategy for our business. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in significant growth stages of development. Particularly in light of prevailing economic conditions, we cannot assure you we will be able to expand our market presence in our existing markets or successfully enter new markets or that any such expansion will not adversely affect our results of operations. Failure to manage our growth effectively could have a material adverse effect on our business, future prospects, financial condition or results of operations, and could adversely affect our ability to successfully implement our business strategy. Also, if our growth occurs more slowly than anticipated or declines, our operating results could be materially adversely affected.

Our ability to successfully grow depends on a variety of factors, including the continued availability of desirable business opportunities, the competitive responses from other financial institutions in our market areas and our ability to manage our growth. There can be no assurance that growth opportunities will be available or that growth will be successfully managed.

We face risks with respect to any future acquisitions.

We may acquire other financial institutions or part of those institutions in the future. We may also consider and enter into other new lines of business or offer new products or services. Acquisitions and mergers involve a number of risks.

Our success depends on, among other things, our ability to realize anticipated cost savings and revenue enhancements from acquisitions and to combine the businesses of the acquired companies in a manner that permits growth without materially disrupting existing customer relationships or resulting in decreased revenue due to a loss of customers. If we are not able to successfully achieve these objectives, the anticipated benefits of such acquisitions may not be realized fully or at all or may take longer to realize than expected. Additionally, if the integration efforts following acquisitions are not successfully managed, the failure of these integration efforts could result in loan losses, deposit attrition, operating costs, loss of key employees, disruption of our ongoing business or inconsistencies in standards, controls, procedures and policies that could adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of such acquisitions or result in unanticipated losses.

If the goodwill that we have recorded in connection with our acquisitions becomes impaired, there could be a negative impact on our profitability.

Under the purchase method of accounting for business combinations, if the purchase price of an acquired company exceeds the fair value of the company’s net assets, the excess is carried on the acquiror’s balance sheet as goodwill and identifiable intangible assets. At December 31, 2010, we had approximately $48.8 million of goodwill and identifiable intangible assets on our balance sheet. Companies must evaluate goodwill for impairment at least annually. Write-downs of the amount of any impairment are charged to the results of operations in the period in which the impairment is determined. Based on the goodwill impairment analysis conducted during fiscal 2010, we recorded an impairment charge of approximately $89.7 million. At December 31, 2010, approximately $38.2 million of goodwill remained on our balance sheet. Our intangible asset balances were not impaired at December 31, 2010. There can be no assurance that the future evaluations of goodwill and identifiable intangible assets will not result in determinations of further impairments and write-downs, which could have an adverse non-cash impact on our financial condition and results of operations.

Competition from other financial institutions in originating loans, attracting deposits and providing various financial services may adversely affect our profitability and results of operations.

The market areas in which we operate are among the most highly competitive in the country. There is substantial competition in originating loans and in attracting and retaining deposits. The competition comes principally from other banks (both larger and smaller), savings institutions, credit unions, mortgage banking companies and the myriad of non-banking competitors, such as full service brokerage firms, money market mutual funds, insurance companies and other institutional lenders.

Ultimately, competition may adversely affect the rates we pay on deposits and charges on loans, thereby potentially adversely affecting our profitability and results of operations.

We rely on other companies to provide certain services and key components of our business infrastructure.

Third party vendors provide certain services and key components of our business infrastructure, including certain of our fee income services such as cash management services and leasing. While we have selected these third party vendors carefully, we do not control their actions. Any problems caused by these third parties, including as a result of their not providing us their services for any reason or their performing their services poorly, could adversely affect our ability to deliver products and services to our customers or otherwise conduct our business efficiently and effectively. Replacing these third party vendors could also entail significant delay and expense.

We may not be able to attract and retain skilled people.

Our success depends, in large part, on our ability to attract and retain skilled people. Competition for the best people in most activities engaged in by us can be intense, and we may not be able to hire sufficiently skilled people or to retain them. The unexpected loss of services of one or more of our key personnel could have a material adverse impact on our business because of their skills, knowledge of our markets, years of industry experience and the difficulty of promptly finding qualified replacement personnel.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

From time to time, we are party to various litigation claims and legal proceedings. Management evaluates these claims and proceedings to assess the likelihood of unfavorable outcomes and estimates, if possible, the amount of potential losses. We may establish a reserve, as appropriate, based upon our assessments and estimates in accordance with our accounting policies. We base our assessments, estimates and disclosures on the information available to us at the time and rely on the judgment of our management with respect to those assessments, estimates and disclosures. Actual outcomes or losses may differ materially from assessments and estimates, which could adversely affect our reputation, financial condition and results of operations.

Risks Related to this Offering and Ownership of Our Common Stock

The price of our common stock may fluctuate significantly, which may make it difficult for investors to resell shares of common stock at times or prices they find attractive.

Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. These factors include, in addition to those described in “Special Note Regarding Forward Looking Statements,” the following:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;

•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•	fluctuations in the stock price and operating results of our competitors;

•	future sales of our equity or equity-related securities;

•	proposed or adopted regulatory changes or developments;

•	domestic and international economic factors unrelated to our performance; and

•	general market conditions and, in particular, developments related to market conditions for the financial services industry.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities of many companies, including for reasons unrelated to such companies’ operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. We expect that the market price of our common stock will continue to fluctuate, and there can be no assurances about the levels of the market prices for our common stock.

Trading volume of our common stock is less than that of other larger financial services companies, which may adversely affect the market price and limit shareholders’ ability to quickly and easily sell their common stock, particularly in large quantities.

Although our common stock is listed for trading on the NASDAQ Global Select Market, the trading volume is less than that of other larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the lower trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause the price of our common stock to decline. As a result, shareholders may find it difficult to sell a significant number of shares at the prevailing market price.

The terms of the securities purchase agreements grant certain rights to WL Ross, the Brown Family, the Siguler Guff Shareholders and the Other Investors that other shareholders do not have.

On September 22, 2010, we completed the issuance and sale of 4,672,750 shares of our common stock and 88,009 shares of our Series B Preferred Stock to WL Ross, the Siguler Guff Shareholders, the Brown Family and the Other Investors pursuant to securities purchase agreements dated July 7, 2010. The Series B Preferred Stock converted into 22,002,250 shares of common stock at a conversion price of $4.00 per share.

Pursuant to the securities purchase agreements, we granted registration rights to WL Ross, the Siguler Guff Shareholders, the Brown Family and the Other Investors, which provide them with the right to include their shares of our common stock in any future registration statement filed by us with the SEC for resale by them (“piggyback registration rights”).

In addition, pursuant to the securities purchase agreements entered into with each of the Gross-Up Investors, the Gross-Up Investors each have certain “gross-up” rights in connection with certain securities offerings that we may conduct at the same price (net of underwriting discounts) and on the same terms as those proposed in the offering in an aggregate amount sufficient to enable them to maintain their respective ownership interest in us. With respect to this offering, WL Ross and the Siguler Guff Shareholders have expressed preliminary interest to us in fully exercising their respective gross-up rights, and the Brown Family has expressed preliminary interest to us in partially exercising its gross-up rights, including, except with respect to the Brown Family, with respect to the over-allotment option. Any gross-up resulting from the exercise by the underwriters of the over-allotment option is expected to be effected following completion of the offering. Accordingly, we have directed the underwriters to reserve up to 10,048,390 shares of our common stock in this offering for sale to the Gross-Up Investors. The underwriters will not receive any underwriting discount or commission with respect to such shares. The shares will be sold to these shareholders at a per share price of $2.85, which represents the public offering price of $3.00 less the underwriting discount of $0.15.

We may issue additional equity securities, or engage in other transactions which dilute our book value or affect the priority of the common stock, which may adversely affect the market price of our common stock.

Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock or other securities. Except pursuant to the rules of the Nasdaq Stock Market, we are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings, or the prices at which such offerings may be affected. Such offerings could be dilutive to common shareholders or reduce the market price of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then current common shareholders.

In addition, if the underwriters exercise their over-allotment option in this offering, we may be required to issue additional shares of our common stock to the Gross-Up Investors pursuant to the exercise of their respective contractual gross-up rights with respect to our issuance of shares in the over-allotment. The issuance of such shares will result in additional dilution to our common shareholders.

We may attempt to increase our capital resources or, if Sun Bank’s capital ratios fall below the required minimums, we or Sun Bank could be forced to raise additional capital by making offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock.

Our board of directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of our shareholders. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Our directors and executive officers own approximately 53% of our outstanding common stock. As a result of their combined ownership, our directors and executive officers could make it more difficult to obtain approval for some matters submitted to a shareholder vote, including acquisitions of our company. The results of the vote may be contrary to the desires or interests of the other shareholders.

Directors and executive officers and their affiliates own approximately 53% of our outstanding shares of common stock at December 31, 2010, excluding shares which may be acquired upon the exercise of stock options or upon the vesting of restricted stock. We anticipate that our directors and officers will purchase additional shares in the offering. By voting against a proposal submitted to shareholders, the directors and officers, as a group, may be able to make approval more difficult for proposals requiring the vote of shareholders, such as some mergers, share exchanges, asset sales and amendments to our amended and restated certificate of incorporation.

Provisions of our Amended and Restated Certificate of Incorporation and the New Jersey Business Corporation Act could deter takeovers which are opposed by our board of directors.

Our amended and restated certificate of incorporation requires the approval of 80% of our outstanding shares for any merger or consolidation unless the transaction meets certain fair price criteria or the business combination has been approved or authorized by our board of directors. As a New Jersey corporation with a class of securities registered with the SEC, we are governed by certain provisions of the New Jersey Business Corporation Act that also restrict business combinations with shareholders owning 10% or more of our outstanding shares (“interested stockholders”) for a period of five years after such interested shareholder achieves such status unless the business combination is approved by our board of directors prior to the shareholder becoming an interested shareholder. The New Jersey Shareholders’ Protection Act also restricts business combinations with an interested shareholder after the five-year period unless the transaction receives the approval of two-thirds of the shares outstanding, exclusive of the shares held by the interested shareholder or the transaction satisfies certain fair price requirements. In addition, with certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquiror is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our company without prior notice or application to and the approval of the Federal Reserve.

An investment in our common stock is not an insured deposit.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein or therein, and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

We do not currently pay cash dividends on our common stock.

We have not historically paid a cash dividend on our common stock. In addition, pursuant to the terms of the securities purchase agreements entered into by us in July 2010, we have agreed not to declare or pay any dividends on our capital stock through December 31, 2012. There can be no assurance that we will pay dividends to our shareholders in the future.

As a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations. We are a separate and distinct legal entity from our subsidiaries. We receive substantially all of our revenue from dividends paid to us by the Bank. These dividends to us are the principal source of funds to pay dividends on our common stock and interest and principal on our debt. Federal banking laws regulate the amount of dividends that may be paid by banking subsidiaries, such as the Bank, without the prior approval of such bank’s primary regulator (which is, in the case of the Bank, the OCC). A national bank must obtain prior OCC approval to declare a dividend if the total of all dividends (common and preferred), including the proposed dividend, declared by the bank in any calendar year will exceed its net retained income of that year to date plus the retained net income of the preceding two calendar years. Further, pursuant to the terms of the OCC Agreement, the Bank may not pay any dividends if it is not in compliance with its approved capital plan or if the effect of the dividend would be to cause the Bank to not be in compliance and, in either event, without prior OCC approval. The amount available for payment of dividends to us by the Bank was $0 at December 31, 2010 and no dividends may be paid by the Bank without OCC approval. We believe we are capable of funding the interest obligation on our junior subordinated debenture interest obligations through available cash balances maintained by us for the period of time necessary until earnings are expected to support a dividend from the Bank.

The Federal Reserve and the OCC have issued policy statements generally requiring bank holding companies and insured banks only to pay dividends out of current operating earnings.

In addition, the Bank would be prohibited from paying a dividend to us if it became “undercapitalized” for purposes of the OCC’s “prompt corrective action” regulations. An “undercapitalized” institution is currently defined as one having a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0%, or a core capital, or leverage, ratio of less than 4.0%. The Bank is in compliance with all regulatory capital requirements and with the individual minimum capital ratios imposed by the OCC. See “Dividend Policy” at page S-25 for additional information on the limitations on our ability to pay dividends.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in the offering, after deducting the underwriting discounts and our estimated expenses, will be approximately $70,250,000. If the underwriters exercise their over-allotment option in full, we estimate that our net proceeds, after deducting the underwriting discounts and our estimated expenses, will be approximately $80,937,500.

We intend to use the net proceeds from this offering for general corporate purposes, including contributions to the capital of Sun Bank to support its organic growth. In addition, it is anticipated that significant amounts of the net proceeds from this offering may be used to fund losses from various asset disposition strategies. We may also use the net proceeds for the repayment of our debt and to support or fund acquisitions of other institutions or branches, if opportunities for such transactions become available, although we have no plans or arrangements regarding any acquisitions.

Our management will retain broad discretion in the allocation of the net proceeds from this offering. We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities. The precise amounts and timing of our use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors.

DIVIDEND POLICY

To date, we have not paid any cash dividends on our common stock. Further, pursuant to the terms of the securities purchase agreement that we entered into in July 2010, we have agreed not to declare or pay any dividend on our capital stock through December 31, 2012. Regulations of the Federal Reserve also place limits on the amount of dividends we may pay. In addition, the payment of any future cash dividends on our common stock will depend largely upon the ability of the Bank to declare and pay dividends to us. The Bank’s ability to pay dividends will depend primarily upon its earnings, financial condition and need for funds, as well as applicable governmental policies. A national bank must obtain prior OCC approval to declare a dividend if the total of all dividends (common and preferred), including the proposed dividend, declared by the bank in any calendar year will exceed its net retained income of that year to date plus the retained net income of the preceding two calendar years. In addition, the OCC Agreement contained a requirement to develop and implement a capital plan which provides for the maintenance of adequate capital to support the Bank’s risk profile in the current economic environment. The capital plan was also required to contain a dividend policy allowing dividends only if the Bank is in compliance with the capital plan and obtains prior approval from the OCC. Even if the Bank has earnings in an amount sufficient to pay dividends, the Bank’s board of directors may determine to retain earnings for the purpose of funding growth. It is the present intent of the Bank’s board of directors to retain earnings.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SNBC.” The last reported sales price of our common stock on March 16, 2011 was $3.28 per share. As of March 7, 2011, we had 50,391,061 shares of common stock outstanding, held of record by approximately 953 shareholders.

The following table sets forth, for the periods indicated, the high and low sales prices per share for our common stock as reported on the NASDAQ Global Select Market.

	High(1)	Low(1)
Quarter Ended
March 31, 2011 (through March 16, 2011)	$5.04	$3.25

December 31, 2010	$5.45	$3.78
September 30, 2010	$5.58	$3.41
June 30, 2010	$5.80	$3.36
March 31, 2010	$4.25	$3.33

December 31, 2009	$5.48	$3.37
September 30, 2009	$6.33	$4.21
June 30, 2009	$7.37	$4.98
March 31, 2009	$7.67	$3.33

(1)	Sales prices have been adjusted to reflect 5% stock dividends paid in May 2009.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2010. Our capitalization is presented on a historical basis and on an as adjusted basis to give effect to the receipt of the net proceeds from this offering. The as adjusted capitalization assumes the following:

•	the sale of 14,951,610 shares of common stock at a public offering price of $3.00 per share and deduction of the underwriting discount of $0.15 per share;

•	the sale of 10,048,390 shares to the Gross-Up Investors at a per share price of $2.85 which represents the public offering price of $3.00 per share less the underwriting discount of $0.15 per share;

•	the net proceeds from the offering, after deducting underwriting discounts and our estimated offering expenses, are $70,250,000; and

•	the underwriters’ over-allotment option is not exercised.

	December 31, 2010
	Actual	As Adjusted
	(Unaudited)
	(dollars in thousands)
Shareholders’ Equity:
Preferred stock ($1.00 par value; 1,000,000 shares authorized; none outstanding)	$—	$—
Common stock ($1.00 par value; 100,000,000 shares authorized; 50,463,594 shares issued and 50,356,871 shares outstanding, actual; 75,463,594 shares issued and 75,356,871 shares outstanding, as adjusted)	52,464	77,464
Additional paid-in capital	438,335	483,585
Retained deficit	(190,015)	(190,015)
Accumulated other comprehensive loss	(6,146)	(6,146)
Deferred compensation plan trust	(234)	(234)
Treasury stock	(26,162)	(26,162)

Total shareholders’ equity	$268,242	$338,492

Sun Bancorp Capital Ratios(1):
Total capital to risk-weighted assets ratio	12.68%	15.15%
Tier 1 capital to risk-weighted assets ratio	11.41%	13.88%
Tier 1 capital to average assets ratio	8.93%	10.92%

(1)	The as adjusted capital ratios assume the initial deployment of the net proceeds of the offering in short term investments carrying a 20% risk weighting under applicable regulations.

DESCRIPTION OF COMMON STOCK

Under our amended and restated certificate of incorporation, we are authorized to issue up to 100,000,000 shares of common stock, par value $1.00 per share. As of March 7, 2011, there were 50,391,061 outstanding shares of our common stock. Our common stock is listed on the NASDAQ Global Select Market under the symbol “SNBC.”

In this section we describe certain features and rights of our common stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws and to applicable New Jersey law.

General

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of any series of our preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Anti-takeover Effects

The provisions of our amended and restated certificate of incorporation and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

Authorized Shares.    Our amended and restated certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. These shares of common stock and preferred stock provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by our board of directors consistent with its fiduciary duty to deter future attempts to gain control of us. Our board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.

Special Meetings of Shareholders.    Our amended and restated certificate of incorporation provides that special meetings of shareholders may be called by our board of directors by vote of a majority of the directors then in office, unless otherwise required by law.

Action by Shareholders Without A Meeting.    Our bylaws provide that no action may be taken by shareholders without a meeting without the written consent of every shareholder entitled to vote on the matter.

Business Combinations With Certain Persons.    Our amended and restated certificate of incorporation and the New Jersey Shareholder Protection Act limit our ability to enter into business combination transactions with any interested shareholder for five years following the interested shareholder’s stock acquisition date, unless the board of directors approves the business combination prior to the interested shareholder’s stock acquisition date.

An interested shareholder includes:

•	a beneficial owner, directly or indirectly, of 10% or more of our outstanding voting stock;

•

an affiliate or associate of our company who, at any time within the five years prior to the date in question was a beneficial owner, directly or indirectly, of 10% or more of the outstanding voting stock; or

•

an assignee of, or a person who has succeeded to, any shares of voting stock which within the two years prior to the date in question were beneficially owned by any interested shareholder, if the assignment or succession occurred in a transaction not involving a public offering.

In addition, we may not enter into a business combination with an interested shareholder at any time, unless one of the following three conditions is met:

•

our board of directors approves the business combination prior to the interested shareholder’s stock acquisition date and the shareholders thereafter approve the transaction in accordance with applicable law;

•	the business combination is approved by the affirmative vote of the holders of at least 80% of the outstanding voting stock; or

•

the common shareholders and any preferred shareholders receive a fair price in cash as determined by the amended and restated certificate of incorporation and, prior to the business combination completion date, the interested shareholder has not become a beneficial owner of any additional shares of stock of the corporation except through the limited circumstances provided in the amended and restated certificate of incorporation.

These provisions of our amended and restated certificate of incorporation and the New Jersey Shareholder Protection Act and the significant voting control held by our officers and directors could discourage potential takeover attempts.

Amendment of Charter and Bylaws.    Our amended and restated certificate of incorporation generally may be amended upon approval by our board of directors and the holders of a majority of the outstanding shares of our common stock. The amendment of certain provisions of our amended and restated certificate of incorporation, however, requires the vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. These include provisions relating to the number, classification and election of directors; preemptive rights; limitation of liability; approval of certain business combinations; shareholder meetings and nominations; and amendments to the amended and restated certificate of incorporation and bylaws.

Our bylaws may be amended either by our board of directors, by a vote of a majority of the whole board, or by our shareholders, by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Advance Notice Provisions.    Our bylaws provide that we must receive written notice of any shareholder proposal for business at an annual meeting of shareholders, or any shareholder director nomination for an annual meeting of shareholders, not less than 60 days or more than 90 days before the anniversary date of the preceding year’s annual meeting.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes material United States federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from common stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, or the “Code”, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds our common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in our common stock.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

Except as described below, if you are a non-U.S. holder of our common stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as (or, in the case of a non-U.S. holder that is a partnership or an estate or trust, such forms certifying the status of each partner in the partnership or beneficiary of the estate or trust as) a non-United States person and your entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of our common stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you hold our common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

•

we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of our common stock and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming, a United States real property holding corporation for United States federal income tax purposes.

Federal Estate Taxes

Common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Under recently enacted legislation, a 30% withholding tax would be imposed on certain payments that are made after December 31, 2012 to certain foreign financial institutions, investment funds and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Such payments would include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments, and

•	the payment of the proceeds from the sale of common stock effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, or other retirement plan, account or arrangement to acquire or hold our common stock should consider whether an investment in our common stock would be consistent with the documents and instruments governing the plan, account or arrangement, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit plans, accounts and/or arrangements subject to Title I of ERISA and/or Section 4975 of the Code, as well as entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, accounts and/or arrangements, each a Plan, and, collectively, the Plans, from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made), and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, herein referred to collectively as the “Similar Laws.”

The acquisition or holding of our common stock by a Plan with respect to which we, the underwriters or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless our common stock is acquired or held pursuant to and in accordance with an applicable exemption. Accordingly, in such situations, our common stock may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless such purchase or holding is eligible for the exemptive relief available under a Prohibited Transaction Class Exemption, or the PTCE, such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or there is some other basis on which the purchase and holding of common stock is not prohibited, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the “Service Provider Exemption” for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration.

Each purchaser or holder of our common stock or any interest therein, and each person making the decision to purchase or hold our common stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which the purchaser or holder acquires its interest in our common stock to the date on which the purchaser disposes of its interest in our common stock, by its purchase or holding of our common stock or any interest therein that (a) its purchase and holding of our common stock is not made on behalf of or with “plan assets” of any Plan, or (b) if its purchase and holding of our common stock is made on behalf of or with “plan assets” of a Plan, then (i) its purchase and holding of our common stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) neither we, the underwriters, nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of our common stock and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of our common stock. Each purchaser and holder of our common stock or any interest therein on behalf of any governmental plan, church plan, and foreign plan will be deemed to have represented and warranted by its purchase or holding of our common stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing our common stock on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement and the accompanying base prospectus through Keefe, Bruyette & Woods, Inc., Janney Montgomery Scott LLC, Sandler O’Neill & Partners, L.P. and Sterne, Agee & Leach, Inc. Keefe, Bruyette & Woods, Inc. is acting as sole representative of the several underwriters (collectively, the “Underwriters”) and we have entered into an underwriting agreement with Keefe, Bruyette & Woods as representative of the Underwriters, dated March 17, 2011 (the “Underwriting Agreement”). Subject to the terms and conditions of the Underwriting Agreement, each of the Underwriters has severally agreed to purchase the number of shares of common stock listed next to its name in the following table:

Underwriter of Shares	Number
Keefe, Bruyette & Woods, Inc.	17,500,000
Janney Montgomery Scott LLC	2,500,000
Sandler O’Neill & Partners, L.P.	2,500,000
Sterne, Agee & Leach, Inc.	2,500,000

Total	25,000,000

Our common stock is offered subject to a number of conditions, including receipt and acceptance of the common stock by the Underwriters.

In connection with this offering, the Underwriters or securities dealers may distribute documents to investors electronically.

Commissions and Discounts

With the exception of certain shares sold to the Gross-Up Investors as discussed in more detail below, shares of common stock sold by the Underwriters to the public will be offered initially at the public offering price set forth on the cover of this prospectus supplement. Any shares of common stock sold by the Underwriters to securities dealers may be sold at a discount of up to $0.09 per share from the public offering price. Any of these securities dealers may resell any shares of common stock purchased from the Underwriters to other brokers or dealers at a discount of up to $0.10 per share from the public offering price. After the initial public offering, Keefe, Bruyette & Woods, Inc. may change the offering price and the other selling terms. Sales of shares of common stock made outside of the United States may be made by affiliates of the Underwriters.

The following table shows the per share and total underwriting discounts and commissions we will pay to the Underwriters, assuming both no exercise and full exercise of the Underwriters’ over-allotment option to purchase an additional 3,750,000 shares of common stock:

	No Exercise	Full Exercise
Per Share(1)	$0.15	$0.15

Total(1)	$2,242,742	$2,805,242

(1)	We have directed the Underwriters to reserve up to 10,048,390 shares of our common stock in this offering for sale to the Gross-Up Investors (each of whom is currently a shareholder of our company and certain of whom are members or affiliates of our board of directors) pursuant to the exercise of their respective contractual gross-up rights we granted to those shareholders in securities purchase agreements dated July 7, 2010. The Underwriters will not receive any underwriting discount or commission with respect to such shares. The shares will be sold to these shareholders at a per share price of $2.85, which represents the public offering price of $3.00 less the underwriting discount of $0.15.

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions but including our reimbursement of certain expenses of the Underwriters, will be approximately $1 million.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

Over-Allotment Option

We have granted the Underwriters an option to buy up to 3,750,000 additional shares of our common stock, at the public offering price less underwriting discounts and commissions. The Underwriters may exercise this option in whole or from time to time in part solely for the purpose of covering over-allotments, if any, made in connection with this offering. The Underwriters have 30 days from the date of this prospectus supplement to exercise this option. If the Underwriters exercise this option, each Underwriter will be obligated, subject to the conditions in the Underwriting Agreement, to purchase a number of additional shares of our common stock proportionate to such Underwriter’s initial amount relative to the total amount reflected in the above table.

No Sales of Similar Securities

We and our executive officers and directors have entered into lock-up agreements with the Underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of Keefe, Bruyette & Woods, Inc., subject to limited exceptions, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act, as amended, with respect to any of the foregoing or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of our common stock, whether any such swap, hedge or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise. These restrictions will be in effect for a period of 90 days after the date of the Underwriting Agreement. At any time and without public notice, Keefe, Bruyette & Woods, Inc. may, in its sole discretion, release all or some of the securities from these lock-up agreements.

The 90-day restricted period described above is subject to extension under limited circumstances. In the event that either (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, then the restricted period will continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or material event relating to us occurs.

Director, Officer and Principal Shareholder Participation

Pursuant to securities purchase agreements dated July 7, 2010 between our company and the Gross-Up Investors, the Gross-Up Investors each have certain “gross-up” rights in connection with this offering to acquire additional shares from us at the same price (net of underwriting discounts) and on the same terms as proposed in the offering, in an aggregate amount sufficient to enable them to maintain their respective ownership interest in us. WL Ross has expressed preliminary interest to us in exercising its gross-up rights to purchase a number of shares in this offering such that, in the aggregate, WL Ross would own approximately 24.8% of our outstanding common stock. The Brown Family has expressed preliminary interest to us in exercising its gross-up rights to purchase a number of shares in this offering such that, in the aggregate, the Brown Family would own approximately 20.2% of our outstanding common stock. The Siguler Guff Shareholders have expressed preliminary interest to us in exercising their gross-up rights to purchase a number of shares in this offering such that, in aggregate, the Siguler Guff Shareholders would own approximately 9.8% of our outstanding common stock. WL Ross and the Siguler Guff Shareholders have also expressed preliminary interest to us to exercise their gross-up rights in full with respect to the over-allotment option. Any gross-up resulting from the exercise by the Underwriters of the over-allotment option is expected to be effected following completion of the offering. Accordingly, we have directed the Underwriters to reserve up to 10,048,390 shares of our common stock in this offering for sale to the Gross-Up Investors. The Underwriters will not receive any underwriting discount or commission with respect to such shares. The shares will be sold to these shareholders at a per share price of $2.85, which represents the public offering price of $3.00 less the underwriting discount of $0.15. The shares purchased by the Gross-Up Investors are subject to a 90-day lock-up period. The number of shares of our common stock available for sale to the general public will be reduced to the extent these shareholders purchase such reserved shares. Any reserved shares that are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered by this prospectus supplement.

In addition, at our request, the Underwriters have reserved for sale up to 144,834 shares of our common stock to be sold in the offering, at the public offering price, to our directors, officers, principal shareholders and related persons. Any shares purchased under this directed share program are subject to a 90-day lock-up period. The number of shares of our common stock available for sale to the general public will be reduced to the extent these persons purchase such reserved shares. Any reserved shares that are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered by this prospectus supplement.

Indemnification and Contribution

We have agreed to indemnify the Underwriters and their affiliates, selling agents and controlling persons against certain liabilities. If we are unable to provide this indemnification, we will contribute to the payments the Underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.

NASDAQ Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SNBC.”

Price Stabilization and Short Positions

In connection with this offering, the Underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

•	stabilizing transactions;

•	short sales; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the Underwriters of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the Underwriters’ over-allotment option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The Underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the Underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the over-allotment option. The Underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time without notice. The Underwriters may carry out these transactions on the NASDAQ, in the over-the-counter market or otherwise.

Passive Market Making

In connection with this offering, the Underwriters and selling group members may engage in passive market making transactions in our common stock on the NASDAQ in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution of this offering. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The Underwriters and dealers are not required to engage in a passive market making and may end passive market making activities at any time.

Affiliations

The Underwriters and their affiliates have provided certain commercial banking, financial advisory and investment banking services for us for which they receive fees.

Keefe, Bruyette & Woods acted as one of the placement agents in connection with the sale of our common stock and Series B Preferred Stock to WL Ross, the Siguler Guff Shareholders, the Brown Family and the Other Investors pursuant to securities purchase agreements dated July 7, 2010 and received a placement agent fee in October 2010 in connection with that transaction. Keefe, Bruyette & Woods also rendered an opinion to us regarding the financial terms of the transaction and received a fee for that opinion. In December 2010, Keefe, Bruyette & Woods acted as sale advisor and broker in connection with our sale of certain commercial real estate loans and received a fee in connection with that transaction. In January 2011, we engaged Keefe, Bruyette & Woods to act as our sale advisor and broker, on a best efforts basis, to identify and sell certain loans held by us. In connection with this engagement, we paid Keefe, Bruyette & Woods a non-refundable retainer and will pay a fee to Keefe, Bruyette & Woods if we engage in a loan sale.

The Underwriters and their affiliates may from time to time in the future perform services for us and engage in other transactions with us.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares of common stock offered hereby which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are qualified investors as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive) subject to obtaining the prior consent of Keefe, Bruyette & Woods, Inc. for any such offer; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the shares of common stock offered hereby in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock offered hereby in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters, including the validity of the common stock offered hereby, will be passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Greenberg Traurig, LLP, Florham Park, New Jersey.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Sun Bancorp, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-162143), of which this prospectus supplement and the accompanying prospectus are a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. The registration is also available to you on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update information previously contained in this prospectus supplement and any incorporated document. Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated by reference in this prospectus supplement and the accompanying supplement will be deemed modified or superseded to the extent that a later statement contained in this prospectus and the accompanying prospectus or in an incorporated document modifies or supersedes such earlier statement.

This prospectus supplement and the accompanying prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K	For the fiscal year ended December 31, 2010

• Current Reports on Form 8-K	Dated January 14, 2011 and March 2, 2011

We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC. In addition, we incorporate by reference the description of our common stock contained in our Registration Statement on Form 10 we filed with the SEC on June 28, 1996, and amended on August 6, 1996.

These documents are available without charge to you on the Internet at www.sunnb.com or if you call or write to: Investor Relations, Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360 (856) 691-7700. Our periodic reports are also available on our website at www.sunnb.com. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus supplement and the accompanying prospectus.

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Warrants

Depositary Shares

Units

Debt Securities

Sun Capital Trust IX

Sun Capital Trust X

Capital Securities

(fully and unconditionally guaranteed as described herein by Sun Bancorp, Inc.)

We and/or the Issuer Trusts may offer and sell any combination of the securities listed above, in one or more offerings, up to a total dollar amount of $75,000,000 (or the equivalent in foreign currency or currency units). We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The debt securities, preferred stock and warrants may be convertible or exercisable or exchangeable for our debt or equity securities or those of one or more entities.

We will provide the specific terms of the securities offered in supplements to this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

Our common stock is quoted on the NASDAQ Global Select Market, under the symbol “SNBC.” On October 12, 2009, the last quoted sale price of our common stock was $4.74 per share. You are urged to obtain current market quotations of the common stock. The applicable prospectus supplement will contain information, where applicable, as to any listing on the NASDAQ Global Select Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

The securities may be offered and sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the Risk Factors referred to on page 6 of this prospectus and set forth in the applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 13, 2009

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “Sun Bancorp” and the “Company” to refer to Sun Bancorp, Inc. and its subsidiaries (unless the context indicates another meaning), the term “Bank” and “Sun Bank” mean Sun National Bank and its subsidiaries (unless the context indicates another meaning). Sun Capital Trust IX and Sun Capital Trust X, individually referred to as an “Issuer Trust” and together referred to as the “Issuer Trusts, are Delaware statutory trusts which may offer from time to time capital securities representing preferred undivided beneficial interests in the assets of the applicable Issuer Trust.

This prospectus is part of a registration statement we and the Issuer Trusts filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any number of the securities described in this prospectus in one or more offerings with a total aggregate principal amount or initial purchase price amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. You should read this prospectus, the prospectus supplement, and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with any offering of our securities described in this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

We and the Issuer Trusts may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the Issuer Trusts directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by Sun Bancorp. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including:

•	the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs;

•	the overall quality of the composition of our loan and securities portfolios;

•	changes in general economic conditions, either nationally or in our market areas;

•	changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources;

•	fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas;

•

results of examinations of Sun National Bank (the “Bank”) by the Office of the Comptroller of the Currency (“OCC”), including the possibility that the OCC may, among other things, require us to increase our allowance for loan losses or to write-down assets;

•	our ability to control operating costs and expenses;

•	our ability to manage loan delinquency rates;

•	our ability to retain key members of our senior management team;

•	costs and effects of litigation, including settlements and judgments;

•	increased competitive pressures among financial services companies;

•	changes in consumer and business spending, borrowing and savings habits and demand for financial services in our market area;

•

monetary and fiscal policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the U.S. Government and other governmental initiatives affecting the financial services industry;

•	adverse changes in the securities markets;

•	inability of key third-party providers to perform their obligations to us;

•

changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board;

•	war or terrorist activities; and

•

other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this prospectus and the incorporated documents and in our other filings with the SEC.

Some of these and other factors are discussed in this prospectus under the caption “Risk Factors” and elsewhere in this prospectus and in the incorporated documents. The development of any or all of these factors could have an adverse impact on our financial position and our results of operations.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K	For the fiscal year ended December 31, 2008

• Annual Report on Form 10-K/A	For the fiscal year ended December 31, 2008

• Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2009 and June 30, 2009

• Current Reports on Form 8-K	Dated January 9, 2009, January 27, 2009, March 12, 2009, April 8, 2009, April 17, 2009, April 28, 2009, May 28, 2009, June 1, 2009, July 20, 2009, July 22, 2009, August 17, 2009 and October 9, 2009

We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC. In addition, we incorporate by reference the description of our common stock contained in our Registration Statement on Form 10 we filed with the SEC on June 28, 1996, and amended on August 6, 1996.

These documents are available without charge to you on the Internet at www.sunnb.com or if you call or write to: Investor Relations, Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360 (856) 691-7700. Our periodic reports are also available on our website at www.sunnb.com. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

We have not included any separate financial statements for the Issuer Trusts. The Issuer Trusts’ financial statements have been omitted because the Issuer Trusts are wholly owned subsidiaries with no independent guarantee of the fee obligations relating to the capital securities.

We have also filed a registration statement with the SEC relating to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described above. The registration statement may contain additional information that may be important to you.

SUN BANCORP, INC.

Sun Bancorp, Inc., a New Jersey corporation, is a bank holding company headquartered in Vineland, New Jersey. The Company’s principal subsidiary is Sun National Bank. At June 30, 2009, the Company had total assets of $3.6 billion, total deposits of $2.9 billion and total shareholders’ equity of $360.7 million. The Company’s principal business is to serve as a holding company for the Bank. As a registered bank holding company, the Company is subject to the supervision and regulation of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). At June 30, 2009, the Company had 693 full-time and 138 part-time employees. As of June 30, 2009, the Company had 70 locations, including 62 Community Banking Centers in southern and central New Jersey.

Through the Bank, the Company provides a full range of commercial and retail banking services. The Company’s lending services to businesses include term loans and lines of credit, mortgage loans, construction loans, and equipment leasing. The Company is a Preferred Lender with both the Small Business Administration (“SBA”) and the New Jersey Economic Development Authority. The Company’s commercial deposit services include business checking accounts and cash management services such as electronic banking, sweep accounts, lockbox services, internet banking, PC banking, remote deposit and controlled disbursement services. The Company’s lending services to consumers include residential mortgage loans, residential construction loans, second mortgage loans, home equity loans and installment loans. The Company’s consumer deposit services include checking accounts, savings accounts, money market deposits, certificates of deposit and individual retirement accounts. In addition, the Company offers mutual funds, securities brokerage, annuities and investment advisory services through a third-party arrangement.

The Company’s website address is www.sunnb.com. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission are available free of charge on the Company’s website under the Investor Relations menu. Information on our website should not be treated as part of this prospectus.

THE ISSUER TRUSTS

We created each of Sun Capital Trust IX and Sun Capital Trust X by the execution of a trust agreement for each Issuer Trust and a Certificate of Trust for each Issuer Trust that we filed with the Secretary of State of Delaware on September 24, 2009. In connection with any offering of capital securities by an Issuer Trust, we will enter into an amended and restated trust agreement for the applicable Issuer Trust. The amended and restated trust agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part.

The purchasers of the capital securities that the Issuer Trusts may issue will collectively own all of the Issuer Trusts’ capital securities, and we will own all of the Issuer Trusts’ common securities. The common securities generally will rank equally, and payments will be made ratably, with the capital securities. However, if there are certain continuing payment events of default under the indenture and any supplemental indenture which contain the terms of the debt securities held by an Issuer Trust, our rights as the holder of the common securities of that Issuer Trust to distributions, liquidation, redemption and other payments from the Issuer Trust will be subordinated to the rights to those payments of the holders of the capital securities. Each Issuer Trust will use the proceeds from the sale of the capital securities and the common securities to invest in a series of our debt securities that we will issue to such Issuer Trust. The capital securities will be guaranteed by us in the manner described later in this prospectus.

The debt securities will be the Issuer Trusts’ only assets, and the interest we pay on such debt securities will be the only revenue of the Issuer Trusts. Unless stated otherwise in the applicable prospectus supplement, the Trust Agreements will not permit the Trusts to acquire any assets other than the specified debt securities or to issue any securities other than the trust securities or to incur any other indebtedness. The Issuer Trusts will not carry on any active business operations.

The Issuer Trusts’ business and affairs are conducted by the trustees. Each Issuer Trust will have a Delaware trustee, administrative trustees and a property trustee. The Delaware trustee and the property trustee will be unaffiliated with us while the administrative trustees will be employees, officers or affiliates of ours. The Delaware trustee will have its principal place of business in the State of Delaware. Sun, the holder of the common securities of the Issuer Trust, is entitled generally to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees; provided that the number of trustees is at least three and that at least one trustee is a property trustee, one trustee is a Delaware trustee and one trustee is an administrative trustee.

The sights of holders of capital securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, Delaware law and the Trust Indenture Act. The Trust Agreement and the guarantee also incorporate by reference the Trust Indenture Act.

It is anticipated that the Issuer Trusts will not be subject to reporting requirements under the Securities Exchange Act of 1934, as amended.

The rights of the holders of capital securities are described in the applicable Trust Agreement and the Delaware Statutory Trust Act. The principal executive office of each Issuer Trust is located at 226 Landis Avenue, Vineland, New Jersey 08360, and the telephone number of each trust is (856) 691-7700.

RISK FACTORS

An investment in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein or therein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of Sun Bank, to support its lending and investing activities; the repayment of our debt; redemption of our capital stock, to support or fund acquisitions of other institutions or branches, if opportunities for such transactions become available; investments in activities which are permitted for bank holding companies or financial holding companies. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

No shares of preferred stock were outstanding during the years ended December 31, 2004 through December 31, 2008 or in the six months ended June 30, 2008. Consequently, the ratio of earnings to fixed charges and preferred dividends was the same as the ratio of earnings to fixed charges during those periods shown below. During the six months ended June 30, 2009, the Company issued and subsequently redeemed 89,310 shares of preferred stock. Our consolidated ratio of earnings to combined fixed charges and preferred dividends for each of the periods indicated is as follows:

	Six Months Ended June 30,		Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(1):
Excluding interest on deposits(2)	N/A	2.53x	2.80x	2.70x	2.29x	2.81x	3.00x
Including interest on deposits(3)	N/A	1.22x	1.25x	1.27x	1.30x	1.50x	1.69x

(1)	Fixed charges includes portion of rents representative of interest calculated as one-third of all rental expense (the proportion deemed representative of the interest factor).
(2)	The ratio of earnings to fixed charges, excluding interest on deposits was less than one-to-one for the six months ended June 30, 2009. Earnings were insufficient to cover fixed charges by $11.6 million.
(3)	The ratio of earnings to fixed charges was less than one-to-one for the six months ended June 30, 2009. Earnings were insufficient to cover fixed charges by $11.6 million.

For the purpose of computing the ratios of earnings to combined fixed charges and preferred stock dividends, earnings consist of consolidated income from continuing operations before provision for income taxes and fixed charges, and combined fixed charges consist of interest expense, amortization of debt issuance costs, and the portion of rental expense deemed to represent interest.

SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•	debt securities, which we may issue in one or more series;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities;

•	depositary shares;

•	units; and

•	capital securities by the Issuer Trusts.

We will describe in a prospectus supplement that we will deliver with this prospectus, the terms of particular securities that we may offer in the future. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

•	type and amount of securities which we propose to sell;

•	initial public offering price of the securities;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•	ranking;

•	voting or other rights, if any;

•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	names of the underwriters, agents or dealers, if any, through or to which we or any selling securityholder will sell the securities;

•	compensation, if any, of those underwriters, agents or dealers;

•	details regarding over-allotment options, if any;

•	net proceeds to us;

•	information about any securities exchange or automated quotation system on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF COMMON STOCK

Under our amended and restated certificate of incorporation, we are authorized to issue up to 50,000,000 shares of common stock, par value $1.00 per share.

As of September 30, 2009, there were 25,295,153 shares of our common stock issued, 23,188,430 shares of common stock outstanding and 2,728,369 common shares reserved for issuance of outstanding options and unvested stock awards.

In this section we describe certain features and rights of our common stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws and to applicable New Jersey law.

General

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of any series of our preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Anti-takeover Effects

The provisions of our amended and restated certificate of incorporation and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

Authorized Shares.    Our amended and restated certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. These shares of common stock and preferred stock provide our Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of us. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.

Special Meetings of Stockholders.     Our amended and restated certificate of incorporation provides that special meetings of stockholders may be called by our Board of Directors, unless otherwise required by law.

Action by Stockholders Without A Meeting.    Our amended and restated certificate of incorporation provides that no action may be taken by stockholders without a meeting without the written consent of every stockholder entitled to vote on the matter.

Business Combinations With Certain Persons.    Our amended and restated certificate of incorporation and the New Jersey Shareholders’ Protection Act limit our ability to enter into business combination transactions with any interested shareholder for five years following the interested shareholder’s stock acquisition date, unless the board of directors approves the business combination prior to the interested shareholder’s stock acquisition date.

An interested shareholder includes:

•	a beneficial owner, directly or indirectly, of 10% or more of our outstanding voting stock;

•

an affiliate or associate of Sun Bancorp who, at any time within the five years prior to the date in question was a beneficial owner, directly or indirectly, of 10% or more of the outstanding voting stock; or

•

an assignee of, or a person who has succeeded to, any shares of voting stock which within the two years prior to the date in question were beneficially owned by any interested shareholder, if the assignment or succession occurred in a transaction or series of transactions not involving a public offering.

In addition, we may not enter into a business combination with an interested shareholder at any time, unless one of the following three conditions is met:

•

the board of directors approves the business combination prior to the interested shareholder’s stock acquisition date and the shareholders thereafter approve the transaction in accordance with applicable law;

•	the business combination is approved by the affirmative vote of the holders of at least 80% of the outstanding voting stock not beneficially owned by that shareholder; or

•

the common shareholders and any preferred shareholders receive a fair price as determined by the amended and restated certificate of incorporation and, prior to the business combination completion date, the interested shareholder has not become a beneficial owner of any additional shares of stock of the corporation except through the limited circumstances provided in the amended and restated certificate of incorporation.

These provisions of our amended and restated certificate of incorporation and the New Jersey Shareholder Protection Act and the significant voting control held by our officers and directors could discourage potential takeover attempts.

Amendment of Charter and Bylaws.    Our amended and restated certificate of incorporation generally may be amended upon approval by the Board of Directors and the holders of a majority of the outstanding shares of our common stock. The amendment of certain provisions of our amended and restated certificate of incorporation, however, requires the vote of the holders of not less than 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. These include provisions relating to: preemptive rights; limitation of liability; approval of certain business combinations; shareholder meetings and nominations; and amendments to the amended and restated certificate of incorporation and bylaws.

Our bylaws may be amended either by the Board of Directors, by a vote of a majority of the board of directors present at a legal meting held in accordance with the bylaws, or by our stockholders, by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Advance Notice Provisions.    Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, not less than 60 days or more than 90 days before the anniversary date of the preceding year’s annual meeting.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF PREFERRED STOCK

Under our amended and restated certificate of incorporation, we are authorized to issue up to 1,000,000 shares of preferred stock, $1.00 par value per share, of which no shares are currently issued and outstanding. Our Board of Directors may, from time to time, by action of a majority, issue shares of the authorized, undesignated preferred stock, in one or more classes or series. In connection with any such issuance, our Board of Directors may by resolution determine the designation, voting rights, preferences as to dividends, in liquidation or otherwise, participation, redemption, sinking fund, conversion, dividend or other special rights or powers, and the limitations, qualifications and restrictions of such shares of preferred stock.

Prior to the issuance of a new series of preferred stock, we will amend our amended and restated certificate of incorporation by filing a certificate of amendment which will designate the number of shares of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our Board of Directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

•	the offering price;

•

the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights, if any, of shares of such series;

•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•

the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

•

the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock which may be issued is qualified by reference to the provisions of the applicable certificate of amendment establishing the terms of such series.

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue, together with other securities or separately, warrants to purchase our common stock, preferred stock or depositary shares. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility; and

•	information with respect to book-entry procedures, if any.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•

there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock. The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares, and the terms of the underlying preferred stock.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Incorporation of Certain Information by Reference” on page 3 and “Where You can Find More Information” on page 3. We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

We may issue debt securities from time to time in one or more series. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations though subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, Sun Bank), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary, including depositors of Sun Bank.

We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures and subordinated debt securities will be issued under one or more subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution and will be filed as exhibits to the registration statement of which this prospectus forms a part or incorporated therein by reference.

Any indentures will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

•	the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

•	the amount of debt securities issued and any limit on the amount that may be issued;

•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

•

the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

•

the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

•

our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•

the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

•

whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

•

any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

•

whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

•

if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

•	whether the debt securities can be converted into or exchanged for other securities of Sun and the related terms and conditions;

•	in the case of senior subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

•	whether the debt securities will be issued in certificated or book-entry form;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

•	any other terms of the debt securities.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

General

We will issue the junior subordinated debentures in one or more series under a junior subordinated debenture indenture, as supplemented from time to time, between us and a junior subordinated debenture trustee meeting the requirements of the Trust Indenture Act. The junior subordinated debenture indenture will be qualified under the Trust Indenture Act, will be subject to, and governed by, the Trust Indenture Act, and is or will be included as an exhibit to the registration statement of which this prospectus is a part or will be filed with the SEC by Current Report on Form 8-K and will be available as described under the heading “Where You Can Find More Information” above. This summary of certain terms and provisions of the junior subordinated debentures and the junior subordinated debenture indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the junior subordinated debentures and the junior subordinated debenture indenture, including the definitions of certain terms, and those terms made a part of the junior subordinated debenture indenture by the Trust Indenture Act.

The applicable prospectus supplement will describe the specific terms of the junior subordinated debentures which we will offer, including:

•	the specific title and designation, aggregate principal amount and any limit on that amount, purchase price and denominations of the junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determining the same, if applicable;

•	the rate or rates, which may be fixed or variable, at which the junior subordinated debentures will bear interest, if any, or the method of determining the same, if applicable;

•

the date or dates from which the interest, if any, will accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on the junior subordinated debentures;

•	the duration of the maximum consecutive period that Sun may elect to defer payments of interest on the junior subordinated debentures;

•	any redemption, repayment or sinking fund provisions;

•

whether the junior subordinated debentures are convertible into or exchangeable for common stock or other securities or rights of Sun or other issuers, or a combination of the foregoing, and, if so, the applicable conversion or exchange terms and conditions;

•	any applicable material United States federal income tax consequences; and

•	any other specific terms pertaining to the junior subordinated debentures, whether in addition to, or modification or deletion of, the terms described in this prospectus.

Ranking

Each series of junior subordinated debentures will rank equally with all other junior subordinated debentures to be issued by Sun and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated debenture indenture, to all senior indebtedness of Sun, as defined in the junior subordinated debenture indenture. The junior subordinated debenture indenture will not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by Sun or its subsidiaries.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, on and interest on the junior subordinated debentures will be made at the office of the junior subordinated debenture trustee or at the office of the paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of a global certificate representing junior subordinated debentures, by:

•	check mailed to the address of the person entitled thereto as the address will appear in the applicable securities register for junior subordinated debentures, or

•	transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the relevant record date.

Payment of any interest on any junior subordinated debenture will be made to the person in whose name the junior subordinated debenture is registered at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, we will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after the principal and premium, if any, or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debentures will look, as a general unsecured creditor, only to us for payment.

Modification of Junior Subordinated Debenture Indenture

From time to time, Sun and the junior subordinated debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes as set forth in the junior subordinated debenture indenture.

Sun and the junior subordinated debenture trustee may, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debentures affected thereby, modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures; provided, however, that we may not, without the consent of the holder of each outstanding junior subordinated debenture so affected, make any modifications which, among other things:

•	change the stated maturity or reduce the principal or premium or other amounts due on any junior subordinated debentures;

•

change the interest rate, or the manner of calculation of the interest rate, or extend the time of payment of interest on any junior subordinated debentures except for our right under the junior subordinated debenture indenture to defer the payment of interest;

•	change any of the conversion, exchange or redemption provisions applicable to any junior subordinated debentures;

•	change the currency in respect of which payments of principal of or any premium or interest on any junior subordinated debentures are to be made;

•	change the right of holders of trust securities to bring a direct action in respect of any required payments or conversion or exchange rights;

•

impair or affect the right of any holder of any junior subordinated debentures to institute suit for the payment of the principal or premium, if any, or interest thereon or for the conversion or exchange of any junior subordinated debentures in accordance with their terms;

•	change the subordination provisions adversely to the holders of the junior subordinated debentures; or

•	reduce the percentage of principal amount of junior subordinated debentures the holders of which are required to consent to any modification of the junior subordinated debenture indenture.

Junior Subordinated Debenture Events of Default

Each of the following events with respect to any series of junior subordinated debentures will constitute a junior subordinated debenture event of default, whatever the reason for the junior subordinated debenture event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless the event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officers’ certificate establishing the terms of the series pursuant to the junior subordinated debenture indenture:

•

we fail for 30 days to pay any interest or certain additional amounts on that series of junior subordinated debentures when due, subject to any permitted deferral; provided that, during any extension period for that series of junior subordinated debentures, failure to pay interest on that series of junior subordinated debentures will not constitute a junior subordinated debenture event of default;

•

we fail to pay any principal of or premium, if any, on that series of junior subordinated debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise;

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if applicable, we fail to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of junior subordinated debentures or the related capital securities;

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we fail to observe or perform any other agreement or covenant contained in the junior subordinated debenture indenture in respect of that series of junior subordinated debentures for 90 days after the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of that series of junior subordinated debentures provides written notice to us; or

•	certain events in bankruptcy, insolvency or reorganization of Sun.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee in respect of the junior subordinated debentures. The junior subordinated debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of any series may declare the principal of and any accrued interest on the junior subordinated debentures due and payable immediately upon a junior subordinated debenture event of default, except that a junior subordinated debenture event of default referred to in the last bullet point above will result in the immediate acceleration of the junior subordinated debentures. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may annul the declaration and waive the default in respect of the junior subordinated debentures if the default, other than the non-payment of the principal and interest of the junior subordinated debentures which has become due solely by the acceleration, has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may, on behalf of the holders of all of the junior subordinated debentures of the series, waive any past default, except a default in the payment of the principal of or premium, if any, or interest on, or additional amounts owing on a debenture, unless the default has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee, or a default in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series or a default in a conversion of exchange.

Enforcement of Certain Rights by Holders of Capital Securities

In the case of securities of a series issued to an Issuer Trust, any holder of the corresponding series of capital securities issued by the applicable Issuer Trust shall have the right, upon the occurrence of an event of default described in the indenture, to institute a direct action. A “direct action” is a legal proceeding directly against Sun for enforcement of payment to the holder of the principal of or premium, if any, or interest on the junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities held by the holder or for enforcement of the conversion or exchange rights, as the case may be.

The holders of the capital securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debentures unless an event of default has occurred and is continuing under the trust agreement. See “Description of Capital Securities—Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and other Transactions

Sun will not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person will consolidate with or merge into Sun or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Sun, unless:

•

in case Sun consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States, any state of the United States or the District of Columbia, and the successor person expressly assumes Sun’s obligations under the junior subordinated debentures and the guarantee;

•

immediately after giving effect to the consolidation or merger, no debenture event of default, and no event which, after notice or lapse of time or both, would become a junior subordinated debenture event of default, will have occurred and be continuing; and

•	other conditions as prescribed in the junior subordinated debenture indenture are met.

Satisfaction and Discharge

The junior subordinated debenture indenture will cease to be of further effect, except as to our obligations to pay all other sums due under to the junior subordinated debenture indenture and to provide the officers’ certificates and opinions of counsel described in that indenture, and we will be deemed to have satisfied and discharged the junior subordinated debenture indenture, when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at maturity or upon redemption within one year; and

•

Sun deposits or causes to be deposited with the junior subordinated debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal and premium, if any, and any other amounts due interest to the date of the deposit or to the stated maturity of the junior subordinated debentures, as the case may be.

Subordination

The junior subordinated debentures will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Sun, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of these debentures.

In the event of the acceleration of the maturity of junior subordinated debentures, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if:

•	there will have occurred and be continuing a default in any payment with respect to senior indebtedness;

•	any applicable grace period with respect to the default on the senior indebtedness has ended and the default has not been cured or waived or ceased to exist;

•	any judicial proceeding is pending with respect to any default.

“Indebtedness,” for purposes of the sections “Description of the Junior Subordinated Debentures” and “Description of the Guarantee,” and the junior subordinated debenture indenture, means:

•	every obligation of Sun for money borrowed;

•	every obligation of Sun evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of Sun with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of Sun;

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every obligation of Sun issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of Sun;

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all indebtedness of Sun, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements;

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every obligation of the type referred to in the clauses above of another person and all dividends of another person the payment of which, in either case, Sun has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise;

•	obligations of the type referred to in the clauses above of another person secured by any lien on any property or asset of Sun, whether or not the obligation is assumed by Sun; and

•	all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

“Senior debt,” for purposes of the sections “Description of the Junior Subordinated Debentures” and “Description of the Guarantee,” and the junior subordinated indenture, means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Sun whether or not such claim for post-petition interest is allowed in such proceeding), on indebtedness of Sun, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the securities, provided, however, that senior debt shall not be deemed to include (a) any indebtedness of Sun which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, as amended, was without recourse to Sun, (b) any indebtedness of Sun to any of its subsidiaries, (c) indebtedness to any employee of Sun, and (d) any securities.

Governing Law

The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Junior Subordinated Debenture Trustee

The junior subordinated debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the junior subordinated debenture trustee will not be under any obligation to exercise any of the powers vested in it by the junior subordinated debenture indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The junior subordinated debenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior subordinated debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF CAPITAL SECURITIES

The descriptions of the capital securities and the trust agreement in this prospectus and in any prospectus supplement are summaries of certain material provisions of the capital securities and portions of the amended and restated agreement. These descriptions do not restate those documents in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the form of trust agreement itself for a full description of the capital securities, because it, and not the summaries, defines your rights as holders of the capital securities. For more information, please review the form of the trust agreement and trust securities, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below. The following summary of certain terms and provisions of the capital securities and the trust agreement is subject to, and is qualified in its entirety by reference to, all of the provisions of the capital securities and the trust agreement, including the definitions of certain terms, and those made a part of the trust agreement by the Trust Indenture Act.

General

The capital securities may be issued from time to time in one or more series. The particular terms of the capital securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such securities will be outlined in the applicable prospectus supplement.

The Issuer Trusts may issue, from time to time, one series of capital securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the trust agreement or that are otherwise set forth in the trust agreement of the applicable Issuer Trust. The terms of the trust common securities issued by the Issuer Trust will be substantially identical to the terms of the preferred securities issued by the Issuer Trust. The trust common securities of the Issuer Trust will rank equally, and payments will be made proportionately, with the preferred securities of the Issuer Trust. However, if an event of default under the trust agreement of the Issuer Trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinated to the preferred securities in right of payment. The Issuer Trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the Issuer Trust. Sun will own, directly or indirectly, all of the trust common securities of the Issuer Trust.

The capital securities issued by the applicable Issuer Trust will represent preferred undivided beneficial interests in that Issuer Trust. The holders of the capital securities of the Trust will be entitled to a preference over the trust common securities of the Issuer Trust with respect to the payment of distributions and amounts payable on redemption of the capital securities or the liquidation of the Issuer Trust under the circumstances described under “Subordination of Trust Common Securities.” The term “trust securities” as used in this prospectus collectively means the trust common securities and the capital securities of the Issuer Trust. Each of the Issuer Trusts will qualify its trust agreement as an indenture under the Trust Indenture Act, and its trust agreement is subject to, and governed by, the Trust Indenture Act.

The applicable Issuer Trust will describe the specific terms of the capital securities it is offering in the applicable prospectus supplement, including the following:

•	the specific designation, number and purchase price of the capital securities;

•

the annual distribution rate, or method of calculation of the distribution rate, for the capital securities and, whether such distributions will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

•

whether distributions on the capital securities may be deferred and, if so, the maximum number of distributions that may be deferred, the maximum extension period and the other terms and conditions of such deferrals;

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the liquidation amount per trust preferred security which will be paid out of the assets of the Issuer Trust to the holders upon voluntary or involuntary dissolution, winding-up and liquidation of the Issuer Trust;

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the obligation or right, if any, of the Issuer Trust to purchase or redeem its capital securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, the Issuer Trust will or may purchase or redeem, in whole or in part, the capital securities pursuant to its obligation or right to purchase or redeem;

•

the terms and conditions, if any, upon which the capital securities may be converted or exchanged, in addition to the circumstances described herein, into common stock or other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, the initial conversion or exchange price or rate per trust preferred security, the date or dates on which or period or periods within which the conversion or exchange may be effected and whether the Issuer Trust will have the option to convert the capital securities into cash;

•	if applicable, any securities exchange upon which the capital securities will be listed;

•

the voting rights, if any, of the capital securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of capital securities as a condition to specified action or amendments to the trust agreement;

•	the terms and conditions, if any, upon which junior subordinated debentures held by the Issuer Trust may be distributed to holders of preferred securities;

•	the title or designation and terms of any securities with which the preferred securities are issued as a unit;

•	whether the capital securities will or may be represented by one or more global certificates;

•	whether the capital securities are issuable in book-entry only form and, if so, the identity of the depository and disclosure relating to the depository arrangements; and

•

any other rights, preferences, privileges, limitations or restrictions of the capital securities consistent with the trust agreement or with applicable law, which may differ from those described herein.

The Issuer Trust will also describe certain material United States federal income tax considerations applicable to the capital securities in the applicable prospectus supplement.

The capital securities of the Issuer Trust will rank equally, and payments will be made on the capital securities equally, with the trust common securities of the Issuer Trust except as described under “Subordination of Trust Common Securities.” The Issuer Trust will use the proceeds from the sale of capital securities and trust common securities to purchase an aggregate principal amount of junior subordinated debentures of Sun equal to the aggregate liquidation amount of the capital securities and trust common securities. The property trustee of the Issuer Trust will hold legal title to the junior subordinated debentures for the benefit of the holders of the related trust securities. In addition, Sun will execute a guarantee for the benefit of the holders of the related capital securities. The guarantee will not guarantee payment of distributions or amounts payable on redemption of the capital securities or liquidation of the Trust when they do not have funds legally available for payment. See “Description of the Guarantee.”

The revenue of the Issuer Trust available for distribution to holders of its capital securities will be limited to payments under the related junior subordinated debentures of Sun. If Sun fails to make a required payment in respect of those junior subordinated debentures, the Issuer Trust will not have sufficient funds to make the related payments, including distributions, in respect of its capital securities.

Deferral of Distributions

So long as no junior subordinated debenture event of default has occurred and is continuing, we will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of the junior subordinated debentures. If we elect to exercise our right to defer such payment of interest, the Issuer Trust will defer distributions on the related capital securities during any extension period. Distributions to which holders of the capital securities are entitled during any extension period will continue to accumulate additional distributions specified in the applicable prospectus supplement; provided that the additional distributions may not exceed the interest rate accruing on the related junior subordinated debentures. We have no current intention to exercise our right to defer payments of interest on the junior subordinated debentures we may issue and, accordingly, distributions on the related capital securities.

Redemption

Upon the repayment at the stated maturity or redemption, in whole or in part, before the stated maturity of the junior subordinated debentures, the property trustee of the Issuer Trust will apply the proceeds from the repayment or redemption to redeem an aggregate liquidation amount of the trust securities issued by the applicable Issuer Trust equal to the aggregate principal amount of the junior subordinated debentures so repaid or redeemed, upon not less than 30 nor more than 60 days’ prior written notice, at a redemption price equal to the aggregate liquidation amount plus accumulated distributions to the redemption date. The Issuer Trust will redeem its trust securities and pay the applicable redemption price on the redemption date only to the extent that it has funds legally available for the payment thereof. See “—Subordination of Issuer Trust Common Securities.”

If Sun redeems less than all of the junior subordinated debentures issued to the Issuer Trust before the stated maturity of the junior subordinated debentures, then the Issuer Trust will use the proceeds of the redemption to redeem the related trust securities proportionately between its capital securities and trust common securities except as described under “Subordination of Trust Common Securities.” If the Issuer Trust redeems less than all of the capital securities held in book-entry form, if any, it will redeem its capital securities in accordance with the procedures of The Depository Trust Company, also known as DTC. “—Global Capital Securities.”

Redemption Procedures

Unless otherwise provided in the trust agreement and described in the applicable prospectus supplement, if the Issuer Trust gives a notice of redemption in respect of its capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available:

•

with respect to capital securities held by DTC or its nominee, the property trustee will deposit, or cause the paying agent for the capital securities to deposit, irrevocably with DTC, funds sufficient to pay the applicable redemption price, and

•

with respect to capital securities held in certificated form, the property trustee will irrevocably deposit with the paying agent, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the capital securities.

If the Issuer Trust has given a notice of redemption and has deposited funds irrevocably as required, then, upon the date of such deposit, all rights of the holders of the capital securities called for redemption will cease, except the right of the holders to receive the applicable redemption price, but without interest thereon, and the capital securities will cease to be outstanding. In the event that any redemption date is not a business day, then the Issuer Trust will pay the applicable redemption price payable on that date on the next succeeding day that is a business day, and without any interest or other payment in respect of any delay, with the same force and effect as if made on that date. In the event that the Issuer Trust or Sun improperly withholds payment or refuses to pay and has not paid the applicable redemption price under the guarantee as described under “Description of the Guarantee”:

•

distributions on the related capital securities will continue to accumulate from the redemption date originally established by the Trust to the date the applicable redemption price is actually paid, and

•	the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

Subject to applicable law, including, without limitation, United States federal securities law, Sun or its subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Liquidation of the Issuer Trusts and Distribution of Junior Subordinated Debentures

Sun will have the right at any time to dissolve the Issuer Trusts and cause the related junior subordinated debentures to be distributed to the holders of the capital securities of the applicable Issuer Trust in liquidation of the Issuer Trust after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law. Unless otherwise stated in the Issuer Trust’s trust agreement and described in the applicable prospectus supplement, this right to dissolve will be subject to Sun having received an opinion of counsel to the effect that the distribution will not be a taxable event to holders of the capital securities of the Issuer Trust and subject to any regulatory approval.

The Issuer Trust will automatically dissolve upon the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Sun;

•

the distribution of the related junior subordinated debentures to the holders of the trust securities of the Issuer Trust, if Sun, as sponsor, has given written direction to the property trustee to dissolve the Issuer Trust, which direction is optional and, except as described above, wholly within the discretion of Sun, as sponsor;

•	the conversion, exchange or redemption of all of the trust securities of the Issuer Trust;

•	expiration of the term of the Issuer Trust; and

•	the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

If a dissolution occurs as described in the first, second, fourth or fifth bullet point above, the trustees of the dissolved Issuer Trust will liquidate the Issuer Trust as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of the trust securities the related junior subordinated debentures. If the property trustee determines that the distribution is not practicable, the holders of the trust securities will be entitled to receive out of the assets of the Issuer Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, a liquidation distribution, which is an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the dissolved Issuer Trust can only pay the liquidation distribution in part because it has insufficient assets legally available to pay in full the aggregate liquidation distribution, then it will pay amounts on its trust securities proportionately, except that if a junior subordinated debenture event of default has occurred and is continuing, the capital securities of the Issuer Trust will have a priority over its trust common securities in respect of liquidation distributions. See “—Subordination of Issuer Trust Common Securities.”

After a date is fixed for any distribution of junior subordinated debentures to holders of the related trust securities:

•	the trust securities will no longer be deemed to be outstanding;

•

each registered global certificate, if any, representing the trust securities will be exchanged for a registered global certificate representing the junior subordinated debentures to be delivered upon distribution; and

•

any trust securities in certificated form will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on the trust securities until certificates are presented to the administrative trustees or their agent for cancellation, whereupon Sun will issue to the holder, and the junior subordinated debenture trustee will authenticate, junior subordinated debentures in certificated form.

There can be no assurance as to the market prices for the capital securities or the junior subordinated debentures that may be distributed in exchange for the capital securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the capital securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the capital securities.

Subordination of Issuer Trust Common Securities

The Issuer Trust will pay distributions on, and the applicable redemption price of, the trust securities equally among its capital securities and its trust common securities based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date a junior subordinated debenture event of default has occurred and is continuing, the Issuer Trust will not pay any distribution on, or applicable redemption price of, any of its trust common securities, and will not make any other payment on account of the redemption, liquidation or other acquisition of its trust common securities, unless payment in full in cash of all accumulated distributions on all of its outstanding capital securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the applicable redemption price, the full amount of the redemption price, will have been made or provided for. The property trustee of the Issuer Trust will apply all available funds first to the payment in full in cash of all distributions on, or applicable redemption price of, the capital securities then due and payable.

Upon the occurrence and continuance of an event of default under the Issuer Trust’s trust agreement, Sun, as the holder of the trust common securities of the Issuer Trust, will be deemed to have waived any right to act with respect to that event of default until the effect of the event of default will have been cured, waived or otherwise eliminated. Until any event of default has been so cured, waived or otherwise eliminated, the property trustee of the Issuer Trust will act solely on behalf of the holders of the capital securities of the Issuer Trust and not on behalf of Sun as the trust common securities holder, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

The occurrence of a junior subordinated debenture event of default, as described under “Description Of Junior Subordinated Debentures—Junior Subordinated Debenture Events of Default,” will constitute an event of default under the trust agreement for the applicable Issuer Trust, unless otherwise provided in the trust agreement for that Issuer Trust and described in the applicable prospectus supplement. Within the time period specified in the trust agreement, the property trustee will transmit notice of an event of default of which it has actual knowledge to the holders of the capital securities of the Issuer Trust, the administrative trustees of the Issuer Trust and Sun, as sponsor, unless the event of default will have been cured or waived.

For a discussion of the limited circumstances in which holders of capital securities may bring a direct action against Sun, see “Description of Junior Subordinated Debentures—Enforcement of Certain Rights by Holders of Capital Securities.”

Removal of Trustees

Unless a junior subordinated debenture event of default has occurred and is continuing, Sun, as the holder of trust common securities of the Issuer Trust, may remove the trustees at any time. If a junior subordinated debenture event of default has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding capital securities of the Issuer Trust may remove the property trustee and the Delaware trustee at such time. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Sun as the trust common securities holder. No resignation or removal of a trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under the trust agreement, provided that person will be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust

The Issuer Trusts may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under “Liquidation of the Issuer Trust and Distribution of Junior Subordinated Debentures.” Each Issuer Trust may, at the request of Sun, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its capital securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States; provided, that:

(1)	the successor entity either:

•	expressly assumes all of the obligations of the applicable Issuer Trust with respect to the trust securities of that Issuer Trust; or

•

substitutes for the trust securities of the Trust successor securities, which are securities having substantially the same terms as the trust securities of the Issuer Trust, so long as the successor securities rank the same as the Issuer Trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

(2)	Sun expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee with respect to the related junior subordinated debentures;

(3)	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of the Issuer Trust are then listed, if any,

(4)	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of the Issuer Trust or the related junior subordinated debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization,

(5)	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of the Issuer Trust in any material respect, other than any dilution of the holders’ interests in the new entity,

(6)	the successor entity has a purpose substantially identical to that of the Issuer Trust,

(7)	prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Sun has received an opinion from independent counsel to the Issuer Trust experienced in these matters to the effect that:

•

the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of the Issuer Trust in any material respect, other than any dilution of the holders’ interests in the new entity, and

•

following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

(8)	Sun or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the Issuer Trust will not, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

Except as provided below and under “Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Issuer Trust” and “Description of the Guarantee—Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of capital securities will have no voting rights.

Sun, the property trustee and the administrative trustees may amend from time to time the trust agreements of the Issuer Trusts, without the consent of the holders of the applicable trust securities of the Issuer Trust:

•

to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement, provided, however, that the modification will not adversely affect in any material respect the interests of the holders of the trust securities; or

•

to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the Issuer Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that the Issuer Trust will not be required to register as an investment company under the Investment Company Act.

Subject to the immediately preceding paragraph, the trustees and Sun may amend from time to time the trust agreements of the Issuer Trusts:

•	with the consent of holders of a majority in liquidation amount of the outstanding trust securities of the applicable Issuer Trust; and

•

upon receipt by the trustees, other than the administrative trustees, of an opinion of counsel experienced in these matters to the effect that the amendment or the exercise of any power granted to the Trustees in accordance with the amendment will not affect the Issuer Trust’s status as a grantor trust for United States federal income tax purposes or the Issuer Trust’s exemption from status as an investment company under the Investment Company Act;

provided, however, that, without the consent of each holder of the Issuer Trust securities, the trust agreement of the Issuer Trust may not be amended to:

•	change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

•	change the purpose of the Issuer Trust;

•	authorize the issuance of any additional beneficial interests in the Issuer Trust;

•	change the conversion, exchange or redemption provisions of the Issuer Trust securities;

•	change the conditions precedent for Sun to elect to dissolve the Issuer Trust and distribute the related junior subordinated debentures to the holders of the Issuer Trust securities;

•	change the liquidation distribution or other provisions of the Issuer Trust securities relating to the distribution of amounts payable upon the dissolution and liquidation of the Issuer Trust;

•	affect the limited liability of any holder of the Issuer Trust securities; or

•

restrict the right of a holder of the Issuer Trust securities to institute suit for the enforcement of any required payment on or after the due date for that payment or for the conversion or exchange of the Trust securities in accordance with their terms.

So long as the property trustee holds any junior subordinated debentures, the trustees will not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated debenture trustee, or execute any trust or power conferred on the property trustee, with respect to the junior subordinated debentures;

•	waive certain past defaults under the junior subordinated debenture indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the junior subordinated debentures, or

•	consent to any amendment, modification or termination of the junior subordinated debenture indenture or the junior subordinated debentures, where consent will be required;

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding capital securities of the Issuer Trust; provided, however, that where a consent under the junior subordinated debenture indenture would require the consent of each holder of junior subordinated debentures affected thereby, the property trustee will not consent without the prior approval of each holder of the related capital securities.

The trustees will not revoke any action previously authorized or approved by a vote of the holders of capital securities except by subsequent vote of the holders. The property trustee will notify each holder of capital securities of any notice of default with respect to the related junior subordinated debentures. In addition to obtaining approvals of holders of capital securities referred to above, prior to taking any of the foregoing actions, the trustees other than the administrative trustees will obtain an opinion of nationally recognized counsel experienced in these matters to the effect that the Issuer Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

Any required approval of holders of capital securities may be given at a meeting of the holders convened for this purpose or by written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in the trust agreement.

Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances referred to above, any capital securities that are owned by Sun or any affiliate of Sun will, for purposes of this vote or consent, be treated as if they were not outstanding.

Global Capital Securities

If specified in the applicable prospectus supplement, capital securities may be represented by one or more global certificates deposited with, or on behalf of, DTC, or other depository identified in the prospectus supplement, or a nominee of DTC or other depository, in each case for credit to an account of a participant in DTC or other depository. The identity of the depository and the specific terms of the depository arrangements with respect to the capital securities to be represented by one or more global certificates will be described in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, DTC will be the depository and the depository arrangements described in this prospectus.

Payment and Paying Agent

Payments in respect of any global certificate representing capital securities will be made to Cede & Co. as nominee of DTC or other applicable depository or its nominee, which will credit the relevant accounts at DTC or other depository on the applicable payment dates, while payments in respect of capital securities in certificated form will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register. The paying agent of the Issuer Trust will initially be the property trustee or the Issuer Trust and any co-paying agent chosen by the property trustee of the Issuer Trust and acceptable to the administrative trustees of the Issuer Trust and Sun. The paying agent will be permitted to resign as paying agent upon 30 days’ prior written notice to the property trustee of the Issuer Trust, the administrative trustees of the Issuer Trust and Sun. In the event that the property trustee will no longer be the paying agent, the administrative trustees of the Issuer Trust will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees of the Issuer Trust and Sun, to act as paying agent.

Registrar and Transfer Agent

The property trustee of the Issuer Trust will act as registrar and transfer agent for the capital securities of the Issuer Trust. Registration of transfers of capital securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of its capital securities after such securities have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustee

The property trustee of the Issuer Trust, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties as are specifically set forth in the trust agreement of the Issuer Trust and, during the continuance of that event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless it is offered indemnity satisfactory to the property trustee against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of capital securities or trust common securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by Sun and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Governing Law

The trust agreement of the Issuer Trust and its capital securities will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees of the Issuer Trusts are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that:

•	the Issuer Trusts will not be deemed to be an investment company required to be registered under the Investment Company Act,

•	the Issuer Trusts will be classified as grantor trusts for United States federal income tax purposes, and

•	the related junior subordinated debentures will be treated as indebtedness of Sun for United States federal income tax purposes.

Sun and the administrative trustees of the Issuer Trusts are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement of the applicable Issuer Trust, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

Holders of capital securities will not have any preemptive or similar rights.

The Issuer Trusts may not borrow money, issue debt, execute mortgages or pledge any of their assets.

DESCRIPTION OF THE GUARANTEE

Sun will execute and deliver a guarantee concurrently with the issuance by either of the Issuer Trusts of its capital securities for the benefit of the holders from time to time of the capital securities of that Issuer Trust. The guarantee will be held for benefit of the holders of the capital securities of that Issuer Trust by a guarantee trustee. Sun will qualify the guarantee as an indenture under the Trust Indenture Act, and the guarantee will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantee, including the definitions of terms, and those made a part of the guarantee by the Trust Indenture Act. The terms of the guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” above. The descriptions of the guarantee herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the form of guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, each of which has been or will be filed as an exhibit to the registration statement of which this prospectus is a part, because those documents, and not the summaries, define your rights as holders of capital securities to which the guarantee applies.

General

Unless otherwise specified in the applicable prospectus supplement, Sun will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in each guaranty, the guarantee payments to the holders of the related capital securities of the Issuer Trust, as and when due, except to the extent paid by the Issuer Trust, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to capital securities and, to the extent not paid by or on behalf of the Issuer Trust, will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds legally available for that payment at such time;

•	the applicable redemption price with respect to the capital securities called for redemption, to the extent that the Issuer Trust has funds legally available for that payment at such time; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust, other than in connection with the distribution of the related junior subordinated debentures to holders of the capital securities or the redemption, conversion or exchange of the capital securities, the lesser of:

•	the amounts due upon the dissolution and liquidation of the Issuer Trust, to the extent that the Issuer Trust has funds legally available for that payment at the time, and

•

the amount of assets of the Issuer Trust remaining available for distribution to holders of its capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.

The guarantee will be a guarantee on a subordinated basis (as described under “Ranking” below) of the Issuer Trust’s obligations under its capital securities but will apply only to the extent that the Trust has funds sufficient to make the payments. If we do not make interest payments on the corresponding junior subordinated debentures held by the Issuer Trust, we expect that the Issuer Trust will not pay distributions on its capital securities and will not have funds legally available for such payments.

Sun’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Sun to the holders of the capital securities entitled to those payments or by causing the Issuer Trust to pay those amounts to the holders.

Sun will, through the guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Issuer Trusts’ obligations under their capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trusts’ obligations under their capital securities.

Ranking

The guarantee will constitute an unsecured obligation of Sun and will rank:

•

subordinate and junior in right of payment to all other liabilities of Sun, including the senior debt securities, the senior subordinated debt securities and the junior subordinated debentures, except those made equally or subordinate by their terms; and

•

senior to all capital stock now or hereafter issued by Sun and to any guarantee now or hereafter entered into by Sun in respect of any of its capital stock. The trust agreement provides that each holder of capital securities by acceptance of the capital securities agrees to the subordination provisions and other terms of the related guarantee. The guarantee in respect of the capital securities of the Issuer Trusts will rank equally with all other guarantees issued or to be issued by Sun with respect to the securities of other trusts similar to the Issuer Trusts.

The guarantee will not limit the amount of secured or unsecured debt, including senior indebtedness under the junior subordinated debenture indenture, that may be incurred by Sun or any of its subsidiaries.

Guarantee of Payment

The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Sun to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution of its capital securities to the holders of the related junior subordinated debentures.

Certain Covenants of Sun

In general, we will covenant in the guarantee that, so long as any capital securities remain outstanding, if:

•

any event shall have occurred that, to our actual knowledge, is an event of default under the indenture regarding the applicable series of junior subordinated debentures and we shall not have taken reasonable steps to cure that event of default;

•	we shall be in default regarding our payment of any obligations under the related guarantee; or

•

we shall have given notice of our election to exercise our right to begin or extend an extension period for deferral of interest payments on the junior subordinated debentures, and we shall not have rescinded that notice and the extension period or any extension thereof has commenced and is continuing, then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding any of our capital stock;

•

make any payment of principal of, or premium, if any, or interest on, or repay, repurchase or redeem, any of our debt securities, including our other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

•

make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equally with or junior in right of payment to these junior subordinated debentures;

provided, however, that we may do the following at any time:

•	declare and pay dividends or make distributions payable in shares of our common stock or in options, warrants or rights to subscribe for or purchase shares of our common stock;

•	make payments under the guarantee;

•

declare and pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan;

•

purchase or acquire common stock related to the issuance of common stock or rights, or in connection with the satisfaction of our obligations under, any of our benefit plans for our directors, officers or employees or under any of our dividend reinvestment plans;

•	carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and

•	purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities of the Issuer Trust, in which case no approval will be required, the guarantee of the capital securities may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding capital securities of the Issuer Trust. The manner of obtaining any approval will be as set forth under “Description of Capital Securities—Voting Rights; Amendment of Trust Agreement.” The guarantee and agreements contained in the guarantee will bind the successors, assigns, receivers, trustees and representatives of Sun and will inure to the benefit of the holders of the related capital securities then outstanding.

Events of Default

An event of default under the guarantee will occur upon the failure of Sun to perform any of its payment or other obligations under the guarantee, provided that, except with respect to a default in respect of any guarantee payment, Sun will have received notice of the default and will not have cured the default within 90 days of receipt of a notice of default. The holders of a majority in liquidation amount of the related capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce the guarantee, any holder of the related capital securities may institute a legal proceeding directly against Sun to enforce its rights under the guarantee without first instituting a legal proceeding against the applicable Issuer Trust, the guarantee trustee or any other person or entity.

Termination

The guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption price of the related capital securities, upon full payment of all amounts due upon the dissolution and liquidation of the related Issuer Trust or upon the conversion or exchange of all of the related capital securities, whether upon distribution of junior subordinated debentures to the holders of the capital securities or otherwise. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by Sun in performance of the guarantee, will undertake to perform only the duties as are specifically set forth in the guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the related capital securities unless it is offered indemnity satisfactory to the guarantee trustee against the costs, expenses and liabilities that might be incurred thereby.

Limited Purpose of the Issuer Trusts

The capital securities issued by the Issuer Trusts will represent preferred beneficial interests in that Issuer Trust. The Issuer Trust exist for the sole purpose of issuing and selling their trust securities, using the proceeds from the sale of its trust securities to acquire the related junior subordinated debentures of Sun and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Dissolution

Unless the junior subordinated debentures are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of an Issuer Trust, after satisfaction of the liabilities of creditors of the Issuer Trust as required by applicable law, the holders of the trust securities of the Issuer Trust will be entitled to receive, out of assets held by the Issuer Trust, the liquidation distribution in cash. See “Description of Capital Securities—Liquidation of the Issuer Trusts and Distribution of Junior Subordinated Debentures.” Upon any voluntary or involuntary liquidation or bankruptcy of Sun, the property trustee of the Issuer Trust (if it has issued preferred trust securities), as holder of the related junior subordinated debentures, would be a creditor of Sun, subordinated in right of payment to all senior indebtedness under the junior subordinated debenture indenture, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such junior subordinated debentures, before any stockholders of Sun receive payments or distributions.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:

•	to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;

•	directly to one or more purchasers in negotiated purchases or in competitively bid transactions;

•	through designated agents;

•	directly to holders of warrants exercisable for our securities upon the exercise of warrants; or

•	through a combination of any of these methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and

•	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on NASDAQ. Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Malizia Spidi & Fisch, PC, Washington, D.C.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Sun Bancorp, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representation. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

Prospectus Supplement

Prospectus

25,000,000 Shares

Common Stock

Keefe, Bruyette & Woods

Janney Montgomery Scott

Sandler O’Neill + Partners, L.P.

Sterne Agee

March 17, 2011